EXECUTION VERSION

AMENDMENT NO. 2 TO LOAN FINANCING AND SERVICING AGREEMENT, dated as of June 27, 2019 (this “Amendment”), among OCSI Senior Funding Ltd., as borrower (the “Borrower”), Oaktree Strategic Income Corporation, as servicer (the “Servicer”) and Deutsche Bank AG, New York Branch (“DBNY”), as facility agent (in such capacity, the “Facility Agent”) and as a committed lender (in such capacity, a “Lender”).
WHEREAS, the Borrower, Oaktree Strategic Income Corporation, as equityholder, the Servicer, Wells Fargo Bank, National Association, as collateral agent and collateral custodian, the Facility Agent and each Lender party thereto are party to the Loan Financing and Servicing Agreement, dated as of September 24, 2018 (as amended, supplemented, amended and restated and otherwise modified from time to time, the “Loan Agreement”); and
WHEREAS, the Borrower, the Servicer and the Facility Agent have agreed to amend the Loan Agreement in accordance with Section 17.2 of the Loan Agreement and subject to the terms and conditions set forth herein.
NOW THEREFORE, in consideration of the foregoing premises and the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:
ARTICLE I

Definitions
SECTION 1.1.    Defined Terms. Terms used but not defined herein have the respective meanings given to such terms in the Loan Agreement.
ARTICLE II

Amendments to the Loan Agreement
SECTION 2.1.    As of the date of this Amendment, the Loan Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bold and double-underlined text (indicated textually in the same manner as the following example: bold and double-underlined text) as set forth on the pages of the Loan Agreement attached as Appendix A hereto.

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ARTICLE III
Conditions to Effectiveness
SECTION 3.1.    This Amendment shall become effective as of the date hereof upon satisfaction of the following conditions:
(a)    the execution and delivery of this Amendment by each party hereto; and
(b)    the Facility Agent’s receipt of (i) the signed legal opinion of Walkers, counsel to the Borrower, in form and substance acceptable to the Facility Agent in its reasonable discretion, (ii) a good standing certificate for the Borrower issued by the applicable Official Body of its jurisdiction of organization and (iii) satisfactory evidence that the Borrower has obtained all required consents and approvals of all Persons to the execution, delivery and performance of this Amendment and the consummation of the transactions contemplated hereby.
ARTICLE IV
Representations and Warranties
SECTION 4.1.    The Borrower hereby represents and warrants to the Facility Agent that, as of the date first written above, (i) no Event of Default, Unmatured Event of Default, Servicer Default or Unmatured Servicer Default has occurred and is continuing and (ii) the representations and warranties of the Borrower contained in the Loan Agreement are true and correct in all material respects on and as of such day (other than any representation and warranty that is made as of a specific date).
ARTICLE V

Miscellaneous
SECTION 5.1.    Governing Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
SECTION 5.2.    Severability Clause. In case any provision in this Amendment shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
SECTION 5.3.    Ratification. Except as expressly amended and waived hereby, the Loan Agreement is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.

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SECTION 5.4.    Counterparts. The parties hereto may sign one or more copies of this Amendment in counterparts, all of which together shall constitute one and the same agreement. Delivery of an executed signature page of this Amendment by facsimile or email transmission shall be effective as delivery of a manually executed counterpart hereof.
SECTION 5.5.    Headings. The headings of the Articles and Sections in this Amendment are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.
SECTION 5.6.    No Proceedings; Limited Recourse. The provisions of Sections 17.11 and 17.12 of the Loan Agreement are incorporated herein mutatis mutandis.

[Signature pages follow]

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IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first above written.
OCSI SENIOR FUNDING LTD., as Borrower
By: /s/ Dianne Farjallah
Name: Dianne Farjallah
Title: Director

[Signature Page to Amendment No. 2 to Loan Financing and Servicing Agreement]

OAKTREE STRATEGIC INCOME CORPORATION, as Servicer

By: Oaktree Capital Management, L.P.
Its: Investment Adviser

By:	/s/ Mary Gallegly Name: Mary Gallegly Title: Senior Vice President

By:	/s/ Matt Stewart Name: Matt Stewart Title: Vice President

[Signature Page to Amendment No. 2 to Loan Financing and Servicing Agreement]

DEUTSCHE BANK AG, NEW YORK BRANCH, as Facility Agent

By:	/s/ Amit Patel Name: Amit Patel Title: Managing Director

By:	/s/ Steven Flowers Name: Steven Flowers Title: Director

[Signature Page to Amendment No. 2 to Loan Financing and Servicing Agreement]

Appendix A

EXECUTION VERSION
Conformed through Amendment No. ~~1~~2

LOAN FINANCING AND SERVICING AGREEMENT

dated as of September 24, 2018

OCSI SENIOR FUNDING LTD.
as Borrower

OAKTREE STRATEGIC INCOME CORPORATION
as Equityholder,

OAKTREE STRATEGIC INCOME CORPORATION
as Servicer,

THE LENDERS FROM TIME TO TIME PARTIES HERETO,

DEUTSCHE BANK AG, NEW YORK BRANCH,
as Facility Agent

THE OTHER AGENTS PARTIES HERETO,

and

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TABLE OF CONTENTS

Page

ARTICLE I    DEFINITIONS     1

Section 1.1    Defined Terms         1
Section 1.2    Other Definitional Provisions     ~~45~~50
ARTICLE II    THE FACILITY, ADVANCE PROCEDURES AND NOTES     ~~47~~51

Section 2.1    Advances     ~~47~~51
Section 2.2    Funding of Advances     ~~47~~51
Section 2.3    Notes     ~~49~~53
Section 2.4    Repayment and Prepayments     ~~49~~53
Section 2.5    Permanent Reduction of Facility Amount     ~~49~~54
Section 2.6    Extension of Revolving Period     ~~50~~54
Section 2.7    Calculation of Discount Factor     ~~50~~54
Section 2.8    Increase in Facility Amount     ~~51~~55
Section 2.9    Defaulting Lenders     ~~52~~56
ARTICLE III    YIELD, UNDRAWN FEE, ETC     ~~53~~57

Section 3.1    Yield and Undrawn Fee     ~~53~~57
Section 3.2    Yield Distribution Dates     ~~53~~57
Section 3.3    Yield Calculation     ~~53~~57
Section 3.4    Computation of Yield, Fees, Etc     ~~53~~57

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ARTICLE IV    PAYMENTS; TAXES     ~~54~~58

Section 4.1    Making of Payments     ~~54~~58
Section 4.2    Due Date Extension     ~~54~~58
Section 4.3    Taxes     ~~54~~58
ARTICLE V    INCREASED COSTS, ETC     ~~58~~62

Section 5.1    Increased Costs, Capital Adequacy     ~~58~~62

ARTICLE VI    EFFECTIVENESS; CONDITIONS TO ADVANCES     ~~60~~64

Section 6.1    Effectiveness     ~~60~~64
Section 6.2    Advances and Reinvestments     ~~62~~66
Section 6.3    Transfer of Collateral Obligations and Permitted Investments ~~64~~68

ARTICLE VII	ADMINISTRATION AND SERVICING OF COLLATERAL OBLIGATIONS ~~65~~69
Section 7.1    Retention and Termination of the Servicer     ~~65~~69
Section 7.2    Resignation and Removal of the Servicer; Appointment of
Successor Servicer    ~~65~~69
Section 7.3    Duties of the Servicer     ~~67~~71
Section 7.4    Representations and Warranties of the Servicer     ~~68~~72
Section 7.5    Covenants of the Servicer     ~~70~~74
Section 7.6    Servicing Fees; Payment of Certain Expenses by Servicer     ~~74~~77
Section 7.7    Collateral Reporting     ~~74~~78
Section 7.8    Notices     ~~74~~78
Section 7.9    Procedural Review of Collateral Obligations; Access to
Servicer and Servicer’s Records     ~~74~~78

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Section 7.10    Optional Sales     ~~76~~79
Section 7.11    Repurchase or Substitution of Warranty Collateral Obligations ~~77~~81
Section 7.12    Servicing of REO Assets     ~~78~~81
~~Section 7.13    Required Sale Date         79~~
ARTICLE VIII    ACCOUNTS; PAYMENTS     ~~79~~83

Section 8.1    Accounts     ~~79~~83
Section 8.2    Excluded Amounts     ~~81~~85
Section 8.3    Distributions, Reinvestment and Dividends     ~~81~~85
Section 8.4    Fees     ~~84~~88
Section 8.5    Monthly Report     ~~84~~88
ARTICLE IX    REPRESENTATIONS AND WARRANTIES OF THE BORROWER     ~~85~~89

Section 9.1    Organization and Good Standing     ~~85~~89
Section 9.2    Due Qualification     ~~85~~90
Section 9.3    Power and Authority     ~~85~~90
Section 9.4    Binding Obligations     ~~85~~90
Section 9.5    Security Interest     ~~86~~90
Section 9.6    No Violation     ~~87~~91
Section 9.7    No Proceedings     ~~87~~91
Section 9.8    No Consents     ~~87~~91
Section 9.9    Solvency     ~~87~~92
Section 9.10    Compliance with Laws     ~~87~~92
Section 9.11    Taxes     ~~87~~92
Section 9.12    Monthly Report     ~~88~~92

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Section 9.13    No Liens, Etc     ~~88~~92
Section 9.14    Information True and Correct     ~~88~~93
Section 9.15    Bulk Sales     ~~89~~93
Section 9.16    Collateral     ~~89~~93
Section 9.17    Selection Procedures     ~~89~~93
Section 9.18    Indebtedness     ~~89~~93
Section 9.19    No Injunctions     ~~89~~94
Section 9.20    No Subsidiaries     ~~89~~94
Section 9.21    ERISA Compliance     ~~89~~94
Section 9.22    Investment Company Status     ~~89~~94
Section 9.23    Set-Off, Etc     ~~89~~94
Section 9.24    Collections     ~~90~~94
Section 9.25    Value Given     ~~90~~95
Section 9.26    Use of Proceeds     ~~90~~95
Section 9.27    Separate Existence     ~~90~~95
Section 9.28    Transaction Documents     ~~90~~95
Section 9.29 Anti-Terrorism, Anti-Money Laundering ~~91~~95 Section
9.30 Anti-Bribery and Corruption 96
ARTICLE X    COVENANTS     ~~91~~97
Section 10.1    Protection of Security Interest of the Secured Parties     ~~91~~97
Section 10.2    Other Liens or Interests     ~~92~~98
Section 10.3    Costs and Expenses     ~~92~~98
Section 10.4    Reporting Requirements     ~~92~~98
Section 10.5    Separate Existence     ~~93~~99

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Section 10.6    Hedging Agreements         ~~96~~101
Section 10.7    Tangible Net Worth         ~~98~~103
Section 10.8    Taxes         ~~98~~103
Section 10.9    Merger, Consolidation, Etc         ~~98~~103
Section 10.10 Deposit of Collections         ~~98~~103
Section 10.11 Indebtedness; Guarantees         ~~98~~104
Section 10.12 Limitation on Purchases from Affiliates         ~~98~~104
Section 10.13 Documents         ~~98~~104
Section 10.14 Preservation of Existence         ~~99~~104
Section 10.15 Limitation on Investments         ~~99~~104
Section 10.16 Distributions         ~~99~~104
Section 10.17 Performance of Borrower Assigned Agreements         ~~99~~105
Section 10.18 Reserved         ~~99~~105
Section 10.19 Further Assurances; Financing Statements         ~~99~~105
Section 10.20 Obligor Payment Instructions     ~~100~~106
Section 10.21 Delivery of Collateral Obligation Files     ~~100~~106
Section 10.22 Collateral Obligation Schedule     ~~100~~106
Section 10.23 Notice to Specified Obligors     ~~101~~106
Section 10.24 Risk Retention     ~~101~~106
Section 10.25 Moody’s RiskCalc     ~~101~~109
Section 10.26 Repurchase of Preference Shares            109
ARTICLE XI    THE COLLATERAL AGENT     ~~102~~109

Section 11.1    Appointment of Collateral Agent     ~~102~~109
Section 11.2    Monthly Reports     ~~102~~109

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Section 11.3    Collateral Administration     ~~102~~110
Section 11.4    Removal or Resignation of Collateral Agent     ~~105~~113
Section 11.5    Representations and Warranties     ~~106~~114
Section 11.6    No Adverse Interest of Collateral Agent     ~~106~~114
Section 11.7    Reliance of Collateral Agent     ~~107~~114
Section 11.8    Limitation of Liability and Collateral Agent Rights     ~~107~~115
Section 11.9    Tax Reports     ~~110~~117
Section 11.10 Merger or Consolidation     ~~110~~117
Section 11.11 Collateral Agent Compensation     ~~110~~118
Section 11.12 Anti-Terrorism Laws     ~~110~~118
~~Section 11.13 Collateral Agent’s Website         110~~
ARTICLE XII    GRANT OF SECURITY INTEREST     ~~111~~118
Section 12.1    Borrower’s Grant of Security Interest     ~~111~~118
Section 12.2    Borrower Remains Liable     ~~113~~120
Section 12.3    Release of Collateral     ~~113~~120
ARTICLE XIII    EVENTS OF DEFAULT     ~~113~~121
Section 13.1    Events of Default     ~~113~~121
Section 13.2    Effect of Event of Default     ~~116~~123
Section 13.3    Rights upon Event of Default     ~~116~~123
Section 13.4    Collateral Agent May Enforce Claims Without Possession of
Notes     ~~117~~124
Section 13.5    Collective Proceedings     ~~117~~124
Section 13.6    Insolvency Proceedings     ~~117~~125
Section 13.7    Delay or Omission Not Waiver     ~~118~~126

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Section 13.8    Waiver of Stay or Extension Laws     ~~119~~126
Section 13.9    Limitation on Duty of Collateral Agent in Respect of Collateral ~~119~~126
Section 13.10 Power of Attorney     ~~119~~127
ARTICLE XIV    THE FACILITY AGENT     ~~120~~127

Section 14.1    Appointment     ~~120~~127
Section 14.2    Delegation of Duties     ~~121~~128
Section 14.3    Exculpatory Provisions     ~~121~~128
Section 14.4    Reliance by Note Agents     ~~121~~128
Section 14.5    Notices     ~~122~~129
Section 14.6    Non-Reliance on Note Agents     ~~122~~129
Section 14.7    Indemnification     ~~123~~130
Section 14.8    Successor Note Agent     ~~123~~130
Section 14.9    Note Agents in their Individual Capacity     ~~123~~131
ARTICLE XV    ASSIGNMENTS     ~~124~~131

Section 15.1    Restrictions on Assignments by the Borrower and the Servicer ~~124~~131
Section 15.2    Documentation     ~~124~~131
Section 15.3    Rights of Assignee     ~~124~~131
Section 15.4    Assignment by Lenders     ~~124~~131
Section 15.5    Registration; Registration of Transfer and Exchange     ~~124~~132
Section 15.6    Mutilated, Destroyed, Lost and Stolen Notes     ~~125~~133
Section 15.7    Persons Deemed Owners     ~~126~~133
Section 15.8    Cancellation     ~~126~~133
Section 15.9    Participations; Pledge     ~~126~~134

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ARTICLE XVI    INDEMNIFICATION     ~~127~~135

Section 16.1    Borrower Indemnity     ~~127~~135
Section 16.2    Servicer Indemnity     ~~128~~135
Section 16.3    Contribution     ~~129~~136
Section 16.4    Risk Retention Indemnity        136
ARTICLE XVII    MISCELLANEOUS     ~~129~~137

Section 17.1    No Waiver; Remedies     ~~129~~137
Section 17.2    Amendments, Waivers     ~~130~~137
Section 17.3    Notices, Etc     ~~130~~138
Section 17.4    Costs and Expenses     ~~131~~138
Section 17.5    Binding Effect; Survival     ~~131~~139
Section 17.6    Captions and Cross References     ~~131~~139
Section 17.7    Severability     ~~132~~139
Section 17.8    GOVERNING LAW     ~~132~~140
Section 17.9    Counterparts     ~~132~~140
Section 17.10 WAIVER OF JURY TRIAL     ~~132~~140
Section 17.11 No Proceedings     ~~132~~140
Section 17.12 Limited Recourse     ~~133~~141
Section 17.13 ENTIRE AGREEMENT     ~~134~~142
Section 17.14 Confidentiality     ~~134~~142
Section 17.15 Non-Confidentiality of Tax Treatment     ~~135~~143
Section 17.16 Replacement of Lenders     ~~136~~144
Section 17.17 Consent to Jurisdiction     ~~137~~145

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Section 17.18    Option to Acquire Rating     ~~137~~145

Section 17.19	Acknowledgement and Consent to Bail-In of EEA Financial Institutions ~~137~~145

ARTICLE XVIII COLLATERAL CUSTODIAN     ~~138~~146
Section 18.1    Designation of Collateral Custodian     ~~138~~146
Section 18.2    Duties of the Collateral Custodian     ~~138~~146
Section 18.3    Delivery of Collateral Obligation Files     ~~140~~148
Section 18.4    Collateral Obligation File Certification     ~~140~~148
Section 18.5    Release of Collateral Obligation Files     ~~141~~149
Section 18.6    Examination of Collateral Obligation Files     ~~143~~151
Section 18.7    Lost Note Affidavit     ~~143~~151
Section 18.8    Transmission of Collateral Obligation Files     ~~143~~151
Section 18.9    Merger or Consolidation     ~~144~~152
Section 18.10 Collateral Custodian Compensation     ~~144~~152
Section 18.11 Removal or Resignation of Collateral Custodian     ~~144~~152
Section 18.12 Limitations on Liability     ~~145~~153
Section 18.13 Collateral Custodian as Agent of Collateral Agent     ~~146~~154

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LOAN FINANCING AND SERVICING AGREEMENT

THIS LOAN FINANCING AND SERVICING AGREEMENT is made and entered into as of September 24, 2018, among OCSI SENIOR FUNDING LTD., an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Borrower”), OAKTREE STRATEGIC INCOME CORPORATION, a Delaware corporation, as equityholder (in such capacity, together with its successors and permitted assigns in such capacity, the “Equityholder”), OAKTREE STRATEGIC INCOME CORPORATION, a Delaware corporation, as servicer (in such capacity, together with its successors and permitted assigns in such capacity, the “Servicer”), each LENDER (as hereinafter defined) FROM TIME TO TIME PARTY HERETO, the AGENTS for each Lender Group (as hereinafter defined) from time to time parties hereto (each such party, in such capacity, together with their respective successors and permitted assigns in such capacity, an “Agent”), WELLS FARGO BANK, NATIONAL ASSOCIATION, as Collateral Agent and Collateral Custodian (each as hereinafter defined), and DEUTSCHE BANK AG, NEW YORK BRANCH, as Facility Agent (in such capacity, together with its successors and permitted assigns in such capacity, the “Facility Agent”).

RECITALS

WHEREAS, the Borrower desires that each Lender extend financing on the terms and conditions set forth herein and also desires to retain the Servicer to perform certain servicing functions related to the Collateral Obligations (as defined herein) on the terms and conditions set forth herein; and

WHEREAS, each Lender desires to extend financing on the terms and conditions set forth herein and the Servicer desires to perform certain servicing functions related to the Collateral Obligations on the terms and conditions set forth herein.

WHEREAS, it is the intent of the parties that the Advances be repaid from the proceeds of the CLO Securities upon the CLO Takeout.

NOW, THEREFORE, based upon the foregoing Recitals, the premises and the mutual agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I
DEFINITIONS
Section 1.1 Defined Terms. As used in this Agreement, the following terms have the following meanings:

“1940 Act” means the Investment Company Act of 1940.

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“Account” means the Unfunded Exposure Account, the Principal Collection Account and the Interest Collection Account, together with any sub-accounts deemed appropriate or necessary by the Securities Intermediary after consultation with the Borrower, for convenience in administering such accounts.

“Account Collateral” has the meaning set forth in Section 12.1(d).

“Account Control Agreement” means the Securities Account Control Agreement, dated as of the Effective Date, by and among the Borrower, as pledgor, the Collateral Agent on behalf of the Secured Parties, as secured party, and the Collateral Custodian, as Securities Intermediary.

“Accrual Period” means, with respect to any Distribution Date, the period from and including the previous Distribution Date (or, in the case of the first Distribution Date, from and including the Effective Date) through and including the day preceding such Distribution Date.

“Adjusted Aggregate Eligible Collateral Obligation Balance” means, as of any date, the Aggregate Eligible Collateral Obligation Amount minus the Excess Concentration Amount on such date.

“Administration Agreement” means the administration agreement entered into or to be entered into on or about the date hereof between the Borrower and the Cayman Administrator (as administrator and as share owner), as amended from time to time.

“Advance” has the meaning set forth in Section 2.1(a). “Advance Date” has the meaning set forth in Section 2.1(a).
“Advance Rate” means, with respect to any Eligible Collateral Obligation on any date of determination (x) other than during the Post-Pricing Period, (a) that is a First Lien Loan and a Broadly Syndicated Loan, 75%, (b) that is a First Lien Loan that is not a Broadly Syndicated Loan, 70%, (c) that is a Second Lien Loan, 40%, or (d) that is not a First Lien Loan or Second Lien Loan, 40% (or any other percentage set forth in the related Approval Notice by the Facility Agent in its sole discretion) and (y) during the Post-Pricing Period, the Maximum Portfolio Advance Rate.

“Advance Request” has the meaning set forth in Section 2.2(a).

“Adverse Claim” means any claim of ownership or any Lien, title retention, trust or other charge or encumbrance, or other type of preferential arrangement having the effect or purpose of creating a Lien, other than Permitted Liens.

“Affected Person” has the meaning set forth in Section 5.1.

“Affiliate” of any Person means any other Person that directly or indirectly Controls, is Controlled by or is under common Control with such Person (excluding any trustee under, or any committee with responsibility for administering, any employee benefit plan). For the purposes of this definition, “Control” ~~shall mean~~means the possession, directly or indirectly (including

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“Aggregate Unfunded Amount” shall mean, as of any date of determination, the sum of the unfunded commitments and all other standby or contingent commitments associated with each Variable Funding Asset included in the Collateral as of such date. The Aggregate Unfunded Amount shall not include any commitments under Variable Funding Assets that have expired, terminated or been reduced to zero, and shall be reduced concurrently (and upon notice thereof to the Collateral Agent, the Facility Agent and each Agent) with each documented reduction in commitments of the Borrower under such Variable Funding Assets.

“Agreement” means this Loan Financing and Servicing Agreement (including each annex hereto), as it may be amended, restated, supplemented or otherwise modified from time to time.

“Alternate Base Rate” means a fluctuating rate per annum as shall be in effect from time to time, which rate shall be at all times equal to the higher of:

(a)the rate of interest announced publicly by DBNY in New York, New York, from time to time as DBNY’s base commercial lending rate; and

(b)	½ of one percent above the Federal Funds Rate.

“Amount Available” means, with respect to any Distribution Date, the sum of (a) the amount of Collections with respect to the related Collection Period (excluding any Principal Collections necessary to settle the acquisition of Eligible Collateral Obligations), plus (b) any investment income earned on amounts on deposit in the Collection Account since the immediately prior Distribution Date (or since the Effective Date in the case of the first Distribution Date).

“Anti-Bribery and Corruption Laws” has the meaning set forth in Section 9.30(a). “Anti-Money Laundering Laws” has the meaning set forth in Section 9.29(b).
“Applicable Law” means for any Person all existing and future laws, rules, regulations (including temporary and final income tax regulations), statutes, treaties, codes, ordinances, permits, certificates, orders, licenses of and interpretations by any Official Body applicable to such Person (including, without limitation, predatory and abusive lending laws, usury laws, the Federal Truth in Lending Act, the Equal Credit Opportunity Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Federal Trade Commission Act, the Magnuson Moss Warranty Act, the Federal Reserve Board’s Regulations “B” and “Z”, the Servicemembers Civil Relief Act of 2003 and state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code and all other consumer credit laws and equal credit opportunity and disclosure laws) and applicable judgments, decrees, injunctions, writs, awards or orders of any court, arbitrator or other administrative, judicial, or quasi-judicial tribunal or agency of competent jurisdiction.

“Applicable Margin” means (i) prior to the occurrence of any Event of Default, (x) prior to the ~~end of the Revolving Period, 1.90~~Applicable Margin Step-Up Date, 2.00% per annum and

(y)	~~thereafter, 2.05~~on and after the Applicable Margin Step-Up Date, 2.10% per annum and (ii)

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on and after the occurrence of any Event of Default, ~~4.05~~the Applicable Margin shall be increased by 2.00% per annum.

“Applicable Margin Step-Up Date” means, if the Pricing Date has not occurred on or prior to such date, the date that is the three (3) month anniversary of the Second Amendment Effective Date.

“Appraised Value” means, with respect to any Asset Based Loan, the most recently calculated appraised value of the pro rata portion of the underlying collateral securing such Collateral Obligation as determined by an Approved Valuation Firm.

“Approval Notice” means, with respect to any Collateral Obligation, a copy of a notice executed by the Facility Agent in the form of Exhibit E, evidencing, among other things, the approval of the Facility Agent, in its sole discretion, of such Collateral Obligation and the applicable Discount Factor, the loan type and lien priority (including the division of any unitranche Loan), the Original Leverage Multiple (including, for Advance Rate purposes, the attaching Leverage Multiple of any FILO Loan), the Original Effective LTV (if such Collateral Obligation is an Asset Based Loan) and each other item listed in Section 6.2(h).

“Approved Custodian” means Bank of New York Mellon Trust Company, National Association, State Street, Wells Fargo Bank, National Association or any other custodian mutually agreed to by the Facility Agent and the Servicer.

“Approved Valuation Firm” means, with respect to any Collateral Obligation, each of (a) Murray Devine, (b) Houlihan Lokey, (c) Lincoln International LLC, (d) Duff & Phelps and (e) any other nationally recognized valuation firm approved by the Borrower and the Facility Agent.

“Asset Approval Request” means a notice in the form of Exhibit C-3 which requests an Approval Notice with respect to one or more Collateral Obligations and shall include (among other things):
(a)    the proposed date of each related acquisition;

(b)    the Agency Rating for each such Collateral Obligation from each Rating Agency and, if such Agency Rating is determined pursuant to clause (b), as applicable, of the definition thereof, the date of the applicable credit estimate and the applicable Rating Agency;

(c)    the Original Leverage Multiple and Original Effective LTV (if such Collateral Obligation is an Asset Based Loan) for each such Collateral Obligation, measured as of the date of such notice;

(d)	a related Schedule of Collateral Obligations;

(e)	any related Permitted Working Capital Liens; and

(f)    all Obligor Information (unless (x) such information is included in the Servicer’s internal credit memo or (y) the Servicer has notified the Facility Agent that such information is not available and the Facility Agent determines, in its sole discretion, that such information is not

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the “Base Rate” shall be a floating rate per annum equal to the Alternate Base Rate in effect on each day of such period; provided, further, for the avoidance of doubt, immediately following the termination of any event set forth in clauses (a) or (b) above, the “Base Rate” shall have the meaning set forth in the first part of this definition.

“Basel III Regulation” ~~shall mean~~means, with respect to any Affected Person, any rule, regulation or guideline applicable to such Affected Person and arising directly or indirectly from
(a)any of the following documents prepared by the Basel Committee on Banking Supervision of the Bank of International Settlements: (i) Basel III: International Framework for Liquidity Risk Measurement, Standards and Monitoring (December 2010), (ii) Basel III: A Global Regulatory Framework for More Resilient Banks and Banking Systems (June 2011), (iii) Basel III: The Liquidity Coverage Ratio and Liquidity Risk Monitoring Tools (January 2013), or (iv) any document supplementing, clarifying or otherwise relating to any of the foregoing, or (b) any accord, treaty, statute, law, rule, regulation, guideline or pronouncement (whether or not having the force of law) of any governmental authority implementing, furthering or complementing any of the principles set forth in the foregoing documents of strengthening capital and liquidity, in each case as from time to time amended, restated, supplemented or otherwise modified. Without limiting the generality of the foregoing, “Basel III Regulation” shall include Part 6 of the European Union regulation 575/2013 on prudential requirements for credit institutions and investment firms (the “CRR”) and any law, regulation, standard, guideline, directive or other publication supplementing or otherwise modifying the CRR.

“Benefit Plan Investor” means (a) any “employee benefit plan” (as defined in Section 3(3) of Title I of ERISA) that is subject to the fiduciary responsibility provisions of Title I of ERISA,
(b)any “plan” as defined in Section 4975(e) of the Code that is subject to Section 4975 of the Code, or (c) any governmental or other plan or arrangement that is not subject to ERISA or to Section 4975 of the Code or (d) any entity whose underlying assets include “plan assets” of the foregoing employee benefit plan or plans (within the meaning of the DOL Regulations or otherwise).

“Borrower” has the meaning set forth in the Preamble. “Borrower Assigned Agreements” has the meaning set forth in Section 12.1(c).
“Borrowing Base” means, on any day of determination, the sum of (a)(i) the product of the lower of (x) the Weighted Average Advance Rate and (y) the Maximum Portfolio Advance Rate multiplied by the Adjusted Aggregate Eligible Collateral Obligation Balance plus (b) the amount of Principal Collections on deposit in the Principal Collection Account minus (c) the Aggregate Unfunded Amount plus (d) the amount on deposit in the Unfunded Exposure Account.

“Broadly Syndicated Loan” means any Loan that (i) is rated B-/B3 or higher, (ii) has a tranche size of at least $200,000,000, (iii) has a quote depth of at least two (2) by Markit and (iv) the related Obligor has EBITDA greater than or equal to $50,000,000.

“Business Day” means any day that is not a Saturday, Sunday or other day on which banking institutions in New York, New York or the city in which the offices of the Collateral

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“Cost of Funds Rate” means, for any Accrual Period and any Lender, the rate determined as set forth below:

(a)    with respect to each Conduit Lender and each day of such Accrual Period, such Conduit Lender’s Commercial Paper Rate for such day; provided, that if and to the extent that, and only for so long as, a Conduit Lender at any time determines in good faith that it is unable to raise or is precluded or prohibited from raising, or that it is not advisable to raise, funds through the issuance of commercial paper notes in the commercial paper market of the United States to finance its making or maintenance of its portion of any Advance or any portion thereof (which determination may be based on any allocation method employed in good faith by such Conduit Lender), upon notice from such Conduit Lender to the Agent for its Lender Group and the Facility Agent, such Conduit Lender’s portion of such Advance shall bear interest at a rate per annum equal to the Alternate Base Rate; and

(b)	with respect to each Committed Lender, the Base Rate.

“Cov-Lite Loan” means a Collateral Obligation whose Underlying Instrument: (a) does not contain any financial covenants; or (b) does not require the underlying Obligor to comply with a Maintenance Covenant; provided that, for all purposes, a loan described in clause (a) or
(b) above which either contains a cross-default or cross-acceleration provision to, or is pari passu with, another loan of the underlying Obligor that requires the underlying Obligor to comply with either an Incurrence Covenant or a Maintenance Covenant will be deemed not to be a Cov-Lite Loan. For the avoidance of doubt, a loan that is capable of being described in clause (a) or (b) above only (x) until the expiration of a certain period of time after the initial issuance thereof or
(y)for so long as there is no funded balance in respect thereof, in each case as set forth in the related Underlying Instruments, will be deemed not to be a Cov-Lite Loan.

“Credit Agreement” means the loan agreement, credit agreement or other customary agreement pursuant to which a Collateral Obligation has been created or issued.

“Critical Component” means, in respect of a weapons system referred to in the definition of Prohibited Defense Asset, a component (other than software) manufactured with the sole purpose of being used in, and is used specifically in the production of the weapon system or plays a direct role in the lethality of the weapon system.

“Cut-Off Date” means, with respect to each Collateral Obligation, the date such Collateral Obligation becomes a part of the Collateral.

“DBNY” means Deutsche Bank AG, New York Branch, and its successors.

“DBSI” means Deutsche Bank Securities, Inc., as sole structuring and debt placement agent in respect of the CLO Securities.

“Defaulted Collateral Obligation” means any Collateral Obligation as to which any one of the following events has occurred:

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(a)    any Scheduled Collateral Obligation Payment or part thereof is unpaid more than five Business Days beyond the grace period (if any) permitted by the related Underlying Instrument;

(b)    an Insolvency Event occurs with respect to the Obligor thereof, unless the related Loan is a DIP Loan;

(c)    a Responsible Officer of the Servicer has actual knowledge of the occurrence of a default as to the payment of principal and/or interest that has occurred and is continuing for more than five (5) Business Days beyond the grace period (if any) permitted by the related Underlying Instruments with respect to another debt obligation of the same Obligor secured by the same collateral which is either full recourse or senior to or pari passu with in right of payment to such Collateral Obligation unless the related Loan is a DIP Loan;

(d)    such Collateral Obligation has (x) a rating by ~~Standard & Poor’s~~S&P of “CC” or below or “SD” or (y) a Moody’s probability of default rating (as published by Moody’s) of “D” or “LD” or, in each case, had such ratings before they were withdrawn by ~~Standard & Poor’s~~S&P or Moody’s, as applicable;

(e)    a Responsible Officer of the Servicer or the Borrower has actual knowledge that such Collateral Obligation is pari passu or junior in right of payment as to the payment of principal and/or interest to another debt obligation of the same Obligor which has (i) a rating by ~~Standard & Poor’s~~S&P of “CC” or below or “SD” or (ii) a Moody’s probability of default rating (as published by Moody’s) of “D” or “LD”, and in each case such other debt obligation remains outstanding (provided that both the Collateral Obligation and such other debt obligation are full recourse obligations of the applicable Obligor) unless the related Loan is a DIP Loan;

(f)    a Responsible Officer of the Servicer or the Borrower has received written notice or has actual knowledge that a default has occurred under the Underlying Instruments, any applicable grace period has expired and the holders of such Collateral Obligation have accelerated the repayment of such Collateral Obligation (but only until such default is cured or waived) in the manner provided in the Underlying Instruments;

(g)    with respect to any Related Collateral Obligation, (i) an Affiliate of the Borrower that owns the related Variable Funding Asset fails to comply with any funding obligation under such Variable Funding Asset, and (ii) the Equityholder fails to notify the Facility Agent prior to such failure to fund and in reasonable detail that (x) such failure to comply was not solely a result of the Equityholder’s, or such other Affiliate’s with respect to such Related Collateral Obligation, as applicable, inability to fund such obligation and (y) no right of set-off will arise as a result of such failure;
(h)    the Servicer determines, in its sole discretion that all or a material portion of such Collateral Obligation is not collectible or otherwise places such Collateral Obligation on non-accrual status; or
(i)    is an Effective Date Participation Interest that has not been elevated to a full assignment within 30 days of the Effective Date.

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Principal Collection Account on such date minus (iii) the Aggregate Unfunded Amount on such date plus (iv) the amount on deposit in the Unfunded Exposure Account on such date.

“Effective Date” has the meaning set forth in Section 6.1.

“Effective Date Participation Interest” means any participation interest acquired by the Borrower pursuant to the Master Participation Agreement.

“Effective Equity” means, as of any day, the greater of (x) the sum of the Principal Balances of all Eligible Collateral Obligations plus amounts on deposit in the Principal Collection Account minus the outstanding principal amount of all Advances and (y) $0.

“Effective LTV” means, with respect to any Asset Based Loan as of any date of determination, the result, as expressed as a percentage, of (i) the Principal Balance of such Collateral Obligation divided by (ii) the Appraised Value of such Collateral Obligation as of such date of determination.

“Eligible Account” means (i) a segregated trust account or (ii) a segregated direct deposit account, in each case, maintained with a securities intermediary or trust company organized under the laws of the United States of America, or any of the States thereof, or the District of Columbia, having a certificate of deposit, short term deposit or commercial paper rating of at least A-1 by ~~Standard & Poor’s~~S&P and P-1 by Moody’s. In either case, such depository institution or trust company shall have been approved by the Facility Agent, acting in its reasonable discretion, by written notice to the Servicer. DBNY and Wells Fargo Bank, National Association or any other Collateral Custodian appointed in accordance with the terms hereunder are deemed to be acceptable securities intermediaries to the Facility Agent.

“Eligible Collateral Obligation” means, on any Measurement Date, each Collateral Obligation that satisfies the following conditions (unless otherwise added or waived by the Facility Agent in its sole discretion in the applicable Approval Notice); provided that, prior to the date that is five (5) days after the Effective Date, the Collateral Obligation in respect of SMS Systems Maintenance Services Inc. shall be deemed to be an Eligible Collateral Obligation:

(a)the Facility Agent in its sole discretion has delivered an Approval Notice with respect to such Collateral Obligation;

(b)	such Collateral Obligation is not a Defaulted Collateral Obligation;

(c)such Collateral Obligation is not an Equity Security and is not convertible into an Equity Security at the option of the applicable Obligor or any Person other than the Borrower;

(d)	such Collateral Obligation is not a Structured Finance Obligation;

(e)such Collateral Obligation is denominated in Dollars and is not convertible by the Obligor thereof into any currency other than Dollars;

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(f)such Collateral Obligation is not a single-purpose real estate based loan (unless the related real estate is a hotel, casino or other operating company), a construction loan or a project finance loan;

(g)	such Collateral Obligation is not a lease (including a financing lease);

(h)if such Collateral Obligation is a Deferrable Collateral Obligation, it provides for periodic payments of interest thereon in cash no less frequently than semi-annually and the portion of interest required to be paid in cash under the terms of the related Underlying Instruments results in the outstanding principal amount of such Collateral Obligation having an effective rate of current interest paid in cash on such day of not less than (i) if such Deferrable Collateral Obligation is a Fixed Rate Collateral Obligation, 5.00% per annum over the LIBOR Rate or (ii) otherwise, 6.00% per annum over the applicable index rate;

(i)as of the date of acquisition, the related Obligor had EBITDA greater than or equal to $5,000,000;

(j)such Collateral Obligation is not incurred or issued in connection with a merger, acquisition, consolidation, sale of all or substantially all of the assets of a Person, restructuring or similar transaction, which obligation or security by its terms is required to be repaid within one year of the incurrence thereof with proceeds from additional borrowings or other refinancings (other than any additional borrowing or refinancing if one or more financial institutions has provided the issuer of such obligation or security with a binding written commitment to provide the same, so long as (i) such commitment is equal to the outstanding principal amount of such Collateral Obligation and (ii) such committed replacement facility has a maturity of at least one year and cannot be extended beyond such one year maturity pursuant to the terms thereof); provided that, for the avoidance of doubt, this clause (j) shall not be deemed to exclude any DIP Loan;

(k)such Collateral Obligation is not a trade claim and the value of such Collateral Obligation is not primarily derived from an insurance policy;

(l)	such Collateral Obligation is not a bond or a Floating Rate Note;

(m)	the Obligor with respect to such Collateral Obligation is an Eligible Obligor;

(n)such Collateral Obligation is not a purpose credit advanced for the acquisition of Margin Stock;

(o)such Collateral Obligation is not a security or swap transaction that has payments associated with either payments of interest on and/or principal of a reference obligation or the credit performance of a reference obligation;

(p)such Collateral Obligation provides for the periodic payment of cash interest no less frequently than semi-annually;

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(q)such Collateral Obligation has a term to stated maturity that does not exceed 8.0 years;
(r)such Collateral Obligation is not subject to substantial non-credit related risk, as determined by the Servicer in accordance with the Servicing Standard;
(s)the acquisition of such Collateral Obligation will not cause the Borrower to be deemed to own 5.0% or more of any class of vested voting securities of any Obligor or 25.0% or more of the total equity of any Obligor or any securities that are immediately convertible into or immediately exercisable or exchangeable for 5.0% or more of any class of vested voting securities of any Obligor or 25.0% or more of the total equity of any Obligor, in each case as determined by the Servicer;

(t)the Underlying Instrument for which does not contain confidentiality provisions that restrict the ability of the Facility Agent to exercise its rights under the Transaction Documents, including, without limitation, its rights to review such debt obligation, the Underlying Instrument and related documents and credit approval file; provided that the Facility Agent has agreed to comply with customary and market confidentiality obligations;

(u)	the acquisition of which is not in violation of Regulations T, U or X of the FRS
Board;

(v)	such Collateral Obligation is capable of being transferred to and owned by the
Borrower (whether directly or by means of a security entitlement) and of being pledged, assigned or novated by the owner thereof or of an interest therein, subject to customary qualifications for instruments similar to such Collateral Obligation (i) to the Facility Agent, (ii) to any assignee of the Facility Agent permitted or contemplated under this Agreement, (iii) to any Person at any foreclosure or strict sale or other disposition initiated by a secured creditor in furtherance of its security interest, and (iv) to commercial banks, financial institutions, offshore and other funds (in each case, including transfer permitted by operation of the UCC), subject, in the cases of clauses
(iii) and (iv), to customary and market restrictions on assignment;

(w)the proceeds of such Collateral Obligation will not be used to finance activities of the type engaged in by businesses classified under NAICS Codes 2361 (Residential Building Construction), 2362 (Nonresidential Building Construction), 2371 (Utility System Construction), or 2372 (Land Subdivision);

(x)the Related Security for such Collateral Obligation is primarily located in the United States;

(y)(i) as of the Cut-Off Date, such Collateral Obligation, if rated by such Rating Agency, does not have either (x) a public rating by ~~Standard & Poor’s~~S&P of “CCC-” or below or (y) a Moody’s probability of default rating (as published by Moody’s) of “Caa3” or below or
(ii) if not rated by either Rating Agency, the Borrower (or the Servicer on behalf of the Borrower) shall have requested from such Rating Agency a credit estimate, shadow rating or similar rating within 10 Business Days of the applicable Cut-Off Date;

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(z)	such Collateral Obligation has an Agency Rating;

(aa) such Collateral Obligation is not the subject of an Offer, exchange or tender by the related Obligor for cash, securities or any other type of consideration, other than a Permitted Offer, but only to the extent of such Offer and to the extent set forth on the related Asset Approval Request (or, in the case of a Collateral Obligation that becomes subject to an Offer that is a Permitted Offer after the Cut-Off Date with respect to such Collateral Obligation, to the extent notified by the Servicer to the Facility Agent); ~~and~~
(bb)    such Collateral Obligation is purchased for a Purchase Price of at least 85%;

(cc)    such Collateral Obligation does not have an Obligor in a Prohibited Industry;

(dd) if it is a registration-required obligation within the meaning of the Code, such Collateral Obligation is Registered; and

(ee) the proceeds of such Collateral Obligation will not be used (A) to the knowledge of the Borrower and the Servicer, to finance activities within the marijuana industry, nor (B) to provide financing to any other industry which is illegal under Applicable Law at the time of acquisition of such Collateral Obligation.

“Eligible Obligor” means, on any day, any Obligor that (i) is a Person (other than a natural person) that is duly organized and validly existing under the laws of, the United States or any State thereof, (ii) is a legal operating entity or holding company, (iii) is not an Official Body, and (iv) is not an Affiliate of, or controlled by, the Borrower, the Servicer or the Equityholder.
“Enterprise Value Loan” means any Loan that is not an Asset Based Loan. “Environmental Laws” means any and all foreign, federal, state and local laws, statutes, ordinances, rules, regulations, permits, licenses, approvals, interpretations and orders of courts or any other Official Body, relating to the protection of human health or the environment, including requirements pertaining to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, handling, reporting, licensing, permitting, investigation or remediation of Hazardous Materials. Environmental Laws include the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. § 9601 et seq.), the Hazardous Material Transportation Act (49 U.S.C. § 331 et seq.), the Resource Conservation and Recovery Act (42
U.S.C.    § 6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. § 1251 et seq.), the Clean Air Act (42 U.S.C. § 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. § 2601 et seq.), the Safe Drinking Water Act (42 U.S.C. § 300, et seq.), the Environmental Protection Agency’s regulations relating to underground storage tanks (40 C.F.R. Parts 280 and 281), and the Occupational Safety and Health Act (29 U.S.C. § 651 et seq.), and the rules and regulations thereunder, each as amended or supplemented from time to time.

“Equityholder” has the meaning set forth in the Preamble. “Equity Interests” has the meaning set forth in Section 10.24(a).

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“Equity Security” means any asset that is not a First Lien Loan, FILO Loan, Second Lien Loan or any asset approved by the Facility Agent pursuant to clause (d) of the definition of “Advance Rate” above.

“ERISA” means the U.S. Employee Retirement Income Security Act of 1974, as amended from time to time, including all regulations promulgated thereunder.

“ERISA Affiliate” means any Person that, for purposes of Title IV of ERISA, is a member of the Borrower’s “controlled group” or is under “common control” with the Borrower, within the meaning of Section 414 of the Code.

“ERISA Event” means (a) the occurrence with respect to a Plan of a reportable event, within the meaning of Section 4043 of ERISA, unless the thirty (30)-day notice requirement with respect thereto has been waived by the PBGC; (b) the application for a minimum funding waiver with respect to a Plan; (c) the provision by the administrator of any Plan of a notice of intent to terminate such a Plan, pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA); (d) the cessation of operations at a facility of the Borrower or any ERISA Affiliate in the circumstances described in Section 4062(e) of ERISA; (e) the withdrawal by the Borrower or any ERISA Affiliate from a Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (f) the conditions set forth in Section 430(k) of the Code or Section 303(k)(1)(A) and (B) of ERISA to the creation of a lien upon property or assets or rights to property or assets of the Borrower or any ERISA Affiliate for failure to make a required payment to a Plan are satisfied; (g) the termination of a Plan by the PBGC pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA that constitutes grounds for the termination of, or the appointment of a trustee to administer, a Plan; (h) any failure by any Plan to satisfy the minimum funding standards of Sections 412 or 430 of the Code or Section 302 of ERISA, whether or not waived; (i) the determination that any Plan is or is expected to be in “at-risk” status, within the meaning of Section 430 of the Code or Section 303 of ERISA, (j) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of liability with respect to the withdrawal or partial withdrawal from a Multiemployer Plan or a determination that a Multiemployer Plan is, or is expected to be, “insolvent” (within the meaning of Section 4245 of ERISA), in “endangered” or “critical” status (within the meaning of Section 432 of the Code or Section 305 of ERISA), or terminated (within the meaning of Section 4041A or Section 4042 of ERISA); (k) the failure of the Borrower or any ERISA Affiliate to pay when due (after expiration of any applicable grace period) any installment payment with respect to withdrawal liability under Section 4201 of ERISA; (l) the Borrower or any ERISA Affiliate incurs any liability under Title IV of ERISA with respect to any Plan (other than premiums due and not delinquent under Section 4007 of ERISA); or (m) the Borrower or any ERISA Affiliate commits any act (or omission) which could give rise to the imposition of fines, penalties, taxes, or related charges under ERISA or the Code.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

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“EU Securitization Regulation” means Regulation (EU) 2017/2402 relating to a European framework for simple, transparent and standard securitisation.

“EU Securitization Rules” means the EU Securitization Regulation, together with any relevant regulatory and/or implementing technical standards adopted by the European Commission in relation thereto, any relevant regulatory and/or implementing technical standards applicable in relation thereto pursuant to any transitional arrangements made pursuant to the EU Securitization Regulation, and, in each case, any relevant guidance published by the European Banking Authority, the European Securities and Markets Authority (or, in either case, any predecessor or successor authority) or by the European Commission.

“Event of Default” means any of the events described in Section 13.1.

“Excepted Property” means the U.S.$250 proceeds of the issuance of the Borrower’s ordinary shares, a U.S.$250 transaction fee payable to the Borrower in connection with the Transaction Documents, the bank account in which such monies are held and all interest and other proceeds received in connection therewith.

“Excess Concentration Amount” means, as of the most recent Measurement Date (and after giving effect to all Collateral Obligations to be purchased or sold by the Borrower on such date), the sum, without duplication, of the following amounts:

(a)    the excess, if any, of the sum of the Principal Balances of all Collateral Obligations the Obligors with respect to which:

(i)    is domiciled in a country other than the United States or Canada over 15.0% of the Target CLO Amount;

(ii)	is domiciled in Canada over 10.0% of the Target CLO Amount;

(iii)    is domiciled in a country other than the United States, Canada or the United Kingdom over 7.5% of the Target CLO Amount;

(iv)	is domiciled in any individual Group I Country over 5.0% of the Target
CLO Amount;

(v)    is domiciled in a Group II Country over 3.5% of the Target CLO Amount;
and
(vi)    is domiciled in a Group III Country over 3.0% of the Target CLO Amount;

(b)    the excess, if any, of the sum of the Principal Balances of all Collateral Obligations that are Variable Funding Assets over 10.0% of the Target CLO Amount;

(c)    the excess, if any, of the sum of the Principal Balances of all Collateral Obligations that are not First Lien Loans over 5.0% of the Excess Concentration Measure;

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Date, 22.5% of the Excess Concentration Measure and (y) thereafter, 17.5% of the Excess Concentration Measure;

(n)the sum of the Principal Balances of all Collateral Obligations (other than Defaulted Obligations) that have a public rating by ~~Standard & Poor’s~~S&P of “CCC+” or below over 17.5% of the Excess Concentration Measure; ~~and~~

(o)the sum of the Principal Balances of all Collateral Obligations the Agency Rating for which is determined pursuant to clause (c) of the definition thereof on any date of determination that is eight (8) weeks after the applicable Cut-Off Date over 10.0% of the Excess Concentration Measure;

(p)the excess, if any, of the sum of the Principal Balances of all Collateral Obligations that are in a Permitted Gaming Industry (other than in respect of hotels and resorts) over 7.5% of the Excess Concentration Measure; and

(1)    the excess, if any, of the sum of the Principal Balances of all Collateral Obligations that are in the defense industry (other than a Prohibited Defense Asset) over 7.5% of the Excess Concentration Measure.

“Excess Concentration Measure” means the sum of (i) the Principal Balances for all Eligible Collateral Obligations plus (ii) all amounts on deposit in the Principal Collection Account plus (iii) all amounts on deposit in the Unfunded Exposure Account.

“Excess Funds” means, as of any date of determination and with respect to any Conduit Lender, funds of such Conduit Lender not required, after giving effect to all amounts on deposit in its commercial paper account, to pay or provide for the payment of (i) all of its matured and maturing commercial paper notes on such date of such determination and (ii) the principal of and interest on all of its loans outstanding on such date of such determination.

“Excluded Amounts” means (i) any amount deposited into the Collection Account with respect to any Collateral Obligation, which amount is attributable to the reimbursement of payment by or on behalf of the Borrower of any Tax, fee or other charge imposed by any Official Body on such Collateral Obligation or on any Related Security, (ii) any interest or fees (including origination, agency, structuring, management or other up-front fees) that are for the account of the applicable Person from whom the Borrower purchased such Collateral Obligation, (iii) any reimbursement of insurance premiums, (iv) any escrows relating to Taxes, insurance and other amounts in connection with Collateral Obligations which are held in an escrow account for the benefit of the Obligor and the secured party pursuant to escrow arrangements under Underlying Instruments, (v) to the extent paid using amounts other than Collections and proceeds of Advances, any amount paid in respect of reimbursement for expenses owed in respect of any Collateral Obligation pursuant to the related Underlying Instrument or (vi) any amount deposited into the Collection Account in error (including any amounts relating to any portion of an asset sold by the Borrower and occurring after the date of such sale).

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes

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imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in the Obligations pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Obligations (other than pursuant to Section 17.16) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 4.3, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office,
(c) Taxes attributable to such Recipient’s failure to comply with Section 4.3(f) and (d) any withholding Taxes imposed under FATCA.

“Executive Officer” means, with respect to the Borrower, the Servicer or the Equityholder, the Chief Executive Officer, the Chief Operating Officer of such Person or any other Person included on the incumbency of the Borrower, Servicer or Equityholder, as applicable, delivered pursuant to Section 6.1(g) and, with respect to any other Person, the President, Chief Financial Officer or any Vice President.

“Extension Request” means any of the events described in Section 2.6. “Facility Agent” has the meaning set forth in the Preamble.
“Facility Amount” means (a) prior to the end of the Revolving Period, $250,000,000, unless this amount is permanently reduced pursuant to Section 2.5 or increased pursuant to Section 2.8, in which event it means such lower or higher amount and (b) from and after the end of the Revolving Period, the Advances outstanding.

“Facility Termination Date” means the earliest of (i) the date that is three (3) months after the last day of the Revolving Period (or, if such day is not a Business Day, the next succeeding Business Day), (ii) the date of the CLO Takeout and (iii) the effective date on which the facility hereunder is terminated pursuant to Section 13.2.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), and any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code, any intergovernmental agreement entered into in connection with such sections of the Code and any legislation, law, regulation or practice enacted or promulgated pursuant to such intergovernmental agreement including, for the avoidance of doubt, the Cayman Islands Tax Information Authority Law (2017 Revision) together with regulations and guidance notes made pursuant to such law.

“Federal Funds Rate” means, for any period, a fluctuating rate per annum equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as

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containing asbestos, polychlorinated biphenyls, radon gas, urea formaldehyde and any substances classified as being “in inventory”, “usable work in process” or similar classification that would, if classified as unusable, be included in the foregoing definition.

“Hedge Breakage Costs” means, with respect to each Hedge Counterparty upon the early termination of any Hedge Transaction with such Hedge Counterparty, the net amount, if any, payable by the Borrower to such Hedge Counterparty for the early termination of that Hedge Transaction or any portion thereof.

“Hedge Counterparty” means (a) DBNY and its Affiliates and (b) any other entity that (i) on the date of entering into any Hedge Transaction (x) is an interest rate swap dealer that has been approved in writing by the Facility Agent, and (y) has a long-term debt rating of not less than “A” by ~~Standard & Poor’s~~S&P, not less than “A2” by Moody’s and not less than “A” by Fitch (if such entity is rated by Fitch) (the “Long-term Rating Requirement”) and a short-term unsecured debt rating of not less than “A-1” by ~~Standard & Poor’s~~S&P, not less than “P-1” by Moody’s and not less than “Fl” by Fitch (if such entity is rated by Fitch) (the “Short-term Rating Requirement”), and (ii) in a Hedging Agreement (x) consents to the assignment hereunder of the Borrower’s rights under the Hedging Agreement to the Facility Agent on behalf of the Secured Parties and (y) agrees that in the event that Moody’s, ~~Standard & Poor’s~~S&P or Fitch reduces its long-term unsecured debt rating below the Long-term Rating Requirement or reduces it short-term debt rating below the Short-term Rating Requirement, it shall either collateralize its obligations in a manner reasonably satisfactory to the Facility Agent, or transfer its rights and obligations under each Hedging Agreement (excluding, however, any right to net payments or Hedge Breakage Costs under any Hedge Transaction, to the extent accrued to such date or to accrue thereafter and owing to the transferring Hedge Counterparty as of the date of such transfer) to another entity that meets the Long-term Rating Requirement and the Short-term Rating Requirement and has entered into a Hedging Agreement with the Borrower on or prior to the date of such transfer.

“Hedge Transaction” means each interest rate swap, index rate swap or interest rate cap transaction or comparable derivative arrangement between the Borrower and a Hedge Counterparty that is entered into pursuant to Section 10.6 and is governed by a Hedging Agreement.

“Hedging Agreement” means the agreement between the Borrower and a Hedge Counterparty that governs one or more Hedge Transactions entered into by the Borrower and such Hedge Counterparty pursuant to Section 10.6, which agreement shall consist of a “Master Agreement” in a form published by the International Swaps and Derivatives Association, Inc., together with a “Schedule” thereto, and each “Confirmation” thereunder confirming the specific terms of each such Hedge Transaction or a “Confirmation” that incorporates the terms of such a “Master Agreement” and “Schedule.”

“Increased Costs” means, collectively, any increased cost, loss or liability owing to the Facility Agent and/or any other Affected Person under Article V of this Agreement.

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Person to be wound up on a voluntary basis or (d) any analogous procedure or step is taken in any jurisdiction to which such Person is subject.

“Interest Collection Account” means a segregated, non-interest bearing securities account (within the meaning of Section 8-501 of the UCC) number 84108601, which is created and maintained on the books and records of the Securities Intermediary entitled “Interest Collection Account” in the name of the Borrower and subject to the prior Lien of the Collateral Agent for the benefit of the Secured Parties, which is established and maintained pursuant to Section 8.1(a).

“Interest Collections” means, with respect to the Collateral following the applicable Cut-Off Date, (i) all payments and collections owing to the Borrower in its capacity as lender and attributable to interest on any Collateral Obligation or other Collateral, including scheduled payments of interest and payments of interest relating to principal prepayments, all guaranty payments attributable to interest and proceeds of any liquidations, sales, dispositions or securitizations attributable to interest on such Collateral Obligation or other Collateral, (ii) any commitment, closing, agent, waiver, late payment, facility, ticking, upfront, underwriting, origination, amendment or prepayment fees or premiums received in respect of any Collateral Obligation (including any proceeds received by the Borrower as a result of exercising any Warrant Asset at any time) and (iii) the earnings on Interest Collections in the Collection Account that are invested in Permitted Investments, in each case other than Retained Interests.

“Interest Rate” means, for any Accrual Period and any Lender, a rate per annum equal to the sum of (a) the Applicable Margin and (b) the Cost of Funds Rate for such Accrual Period and such Lender.

“IRS” means the United States Internal Revenue Service.

“Lender” means each Conduit Lender, each Committed Lender and each Uncommitted Lender, as the context may require.
“Lender Group” means each Lender and related Agent from time to time party hereto. “Leverage Multiple” means, with respect to any Collateral Obligation for the most recent relevant period of time for which the Borrower has received the financial statements of the relevant Obligor, the ratio of (i) Indebtedness of the relevant Obligor (other than Indebtedness of such Obligor that is junior in terms of payment or lien subordination (including unsecured Indebtedness) to Indebtedness of such Obligor held by the Borrower) less unrestricted cash of the relevant Obligor to (ii) EBITDA of such Obligor.

“LIBOR Rate” ~~shall mean~~means, with respect to any Accrual Period, the greater of (a) zero and (b)(x) the rate per annum shown by the Bloomberg Professional Service as the London interbank offered rate for deposits in Dollars for a period equal to three (3) months as of 11:00 a.m., London time, two Business Days prior to the first day of such Accrual Period; provided, that in the event no such rate is shown, the LIBOR Rate shall be the rate per annum based on the rates at which Dollar deposits for a period equal to three (3) months are displayed on page “LIBOR” of the Reuters Monitor Money Rates Service or such other page as may replace the LIBOR page on that service for the purpose of displaying London interbank offered rates of

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“Moody’s Industry Classification” means the industry classifications set forth in Schedule 2 hereto, as such industry classifications shall be updated at the option of the Facility Agent in its sole discretion if Moody’s publishes revised industry classifications.

“Moody’s RiskCalc” has the meaning specified in Schedule 4.

“Multiemployer Plan” means a multiemployer plan, as defined in Section 3(37) or Section 4001(a)(3) of ERISA, as applicable, in respect of which the Borrower or any ERISA Affiliate has or could have any obligation or liability, contingent or otherwise.

“Non-Approval Event” means, as of any date of determination, an event that (x) will be deemed to have occurred if the ratio (measured on a rolling-six month basis) of (i) the number of Asset Approval Requests resulting in Non-Approved Loans over (ii) the total number of Asset Approval Requests is greater than 50% and (y) will be continuing until the conditions set forth in clause (x) of this definition are no longer true.

“Non-Approved Loan” means each Loan that is otherwise fully eligible for inclusion in the Borrowing Base for which an Asset Approval Request is submitted by the Servicer in good faith to the Facility Agent for inclusion in the Borrowing Base, and such Asset Approval Request is not approved by the Facility Agent.

“Note” means a promissory grid note in the form of Exhibit A, made payable to an Agent on behalf of the related Lender Group.
“Note Agent” has the meaning set forth in Section 14.1. “OCSI Entities” means Oaktree Strategic Income Corporation and its Subsidiaries. “Obligations” means all obligations (monetary or otherwise) of the Borrower to the
Lenders, the Agents, the Collateral Agent, the Collateral Custodian, the Securities Intermediary, the Facility Agent or any other Affected Person or Indemnified Party arising under or in connection with this Agreement, the Notes and each other Transaction Document.

“Obligor” means any Person that owes payments under any Collateral Obligation and, solely for purposes of calculating the Excess Concentration Amount pursuant to clauses (b), (c) and (d) of the definition thereof, any Obligor that is an Affiliate of another Obligor shall be treated as the same Obligor; provided that for purposes of this definition, the term Affiliate shall not include any Affiliate relationship which may exist solely as a result of direct or indirect ownership of, or control by, a common Financial Sponsor.

“Obligor Information” means, with respect to any Obligor, (i) the legal name of such Obligor, (ii) the jurisdiction in which such Obligor is domiciled, (iii) the audited financial statements for the two prior fiscal years (or such shorter period of time that the Obligor has been in existence) of such Obligor, (iv) the Servicer’s internal credit memo with respect to the Obligor and the related Collateral Obligation, (v) the annual report for the most recent fiscal year of such Obligor, (vi) a company forecast of such Obligor including plans related to capital expenditures, (vii), the business model, company strategy and names of known peers of such Obligor, (viii) the

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“Participation Interest” means a participation interest (other than an Effective Date Participation Interest) in a loan that would, at the time of acquisition or the Borrower’s commitment to acquire the same, satisfy each of the following criteria: (i) such participation interest, if acquired directly by the Borrower, would qualify as an Eligible Collateral Obligation,
(ii)the selling institution is a lender on the loan or commitment, (iii) the aggregate participation interest in the loan granted by such selling institution to any one or more participants does not exceed the principal amount or commitment with respect to which the selling institution is a lender under such loan, (iv) such participation interest does not grant, in the aggregate, to the participant in such participation interest a greater interest than the selling institution holds in the loan or commitment that is the subject of the participation interest, (v) the entire purchase price for such participation interest is paid in full (without the benefit of financing from the selling institution or its Affiliates) at the time of the Borrower’s acquisition (or, to the extent of a participation interest in the unfunded commitment under a Variable Funding Asset, at the time of the funding of such loan), (vi) the participation interest provides the participant all of the economic benefit and risk of the whole or part of the Loan or commitment that is the subject of the loan participation interest and (vii) such participation interest is documented under a Loan Syndication and Trading Association, Loan Market Association or similar agreement standard for loan participation transactions among institutional market participants.
“PBGC” means the Pension Benefit Guaranty Corporation and its successors and assigns. “Permitted Gaming Industry” means an industry in respect of which the following conditions must be satisfied:

(a)    the Obligor or any of its Affiliates hold the required licenses for the jurisdiction and are in compliance with the applicable local gaming, betting and gambling legislation and regulation; and

(b)    the Obligor or any of its Affiliates have satisfactory anti-financial crime policies (including anti-money laundering and anti-bribery and corruption) in place which satisfy the applicable policies of the Servicer.

“Permitted Investment” means, at any time:

(a)direct interest-bearing obligations of, and interest-bearing obligations guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality of the United States, the obligations of which are backed by the full faith and credit of the United States;

(b)demand or time deposits in, certificates of deposit of, demand notes of, or bankers’ acceptances issued by any depository institution or trust company organized under the laws of the United States or any State thereof (including any federal or state branch or agency of a foreign depository institution or trust company) and subject to supervision and examination by federal and/or state banking authorities (including, if applicable, the Collateral Agent, the Collateral Custodian or Facility Agent or any agent thereof acting in its commercial capacity); provided, that the short-term unsecured debt obligations of such depository institution or trust

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company at the time of such investment, or contractual commitment providing for such investment, are rated at least “A-1” by ~~Standard & Poor’s~~S&P and “P-1” by Moody’s;

(c)commercial paper that (i) is payable in Dollars and (ii) is rated at least “A-1” by ~~Standard & Poor’s~~S&P and “P-1” by Moody’s; or

(d)units of money market funds rated in the highest credit rating category by each Rating Agency.

Permitted Investments may be purchased by or through the Collateral Custodian or any of its Affiliates. All Permitted Investments shall be held in the name of the Securities Intermediary. No Permitted Investment shall have an “f”, “r”, “p”, “pi”, “q”, “sf” or “t” subscript affixed to its ~~Standard & Poor’s~~S&P rating. Any such investment may be made or acquired from or through the Collateral Agent or the Facility Agent or any of their respective affiliates, or any entity for whom the Collateral Agent or the Facility Agent or any of their respective affiliates provides services and receives compensation (so long as such investment otherwise meets the applicable requirements of the foregoing definition of Permitted Investment at the time of acquisition); provided, that notwithstanding the foregoing clauses (a) through (d), Permitted Investments may only include obligations or securities that constitute cash equivalents for purposes of the rights and assets in paragraph (c)(8)(i)(B) of the exclusions from the definition of “covered fund” for purposes of the Volcker Rule.

“Permitted Lien” means (i) the Lien in favor of the Collateral Agent for the benefit of the Secured Parties, (ii) Liens for Taxes and mechanics’ or suppliers’ liens for services or materials supplied, in either case, not yet due and payable and for which adequate reserves have been established in accordance with GAAP, (iii) as to Related Security (1) the Lien in favor of the Borrower herein and (2) any Liens on the Related Security permitted pursuant to the applicable Underlying Instruments and (iv) as to agented Loans, Liens in favor of the agent on behalf of all the lenders of the related Obligor.

“Permitted Offer” means an offer (i) pursuant to the terms of which the offeror offers to acquire a debt obligation (including a Collateral Obligation) in exchange for consideration consisting solely of cash in an amount equal to or greater than the full face amount of such debt obligation plus any accrued and unpaid interest, and (ii) as to which the Servicer has reasonably determined that the offeror has sufficient access to financing to consummate the offer.

“Permitted Working Capital Lien” means, with respect to any Collateral Obligation, a Lien on the applicable Related Property (a) that is first priority under Applicable Law, (b) on specified accounts, documents, instruments, chattel paper, letter-of-credit rights, supporting obligations, deposit and investment accounts and (c) that is set forth on the related Approval Notice or otherwise approved by the Facility Agent in writing in its sole discretion.

“Person” means an individual, partnership, corporation (including a business trust), joint stock company, limited liability company, trust, unincorporated association, joint venture, government or any agency or political subdivision thereof or any other entity.

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“Plan” means any “employee benefit plan” as defined in Section 3(3) of ERISA that is subject to Title IV of ERISA, Section 412 and 430 of the Code, or Section 302 of ERISA and in respect of which the Borrower or any ERISA Affiliate (x) is (or, if such Plan were terminated, would under Section 4062 or Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA, or (y) has or could have any obligation or liability, contingent or otherwise.

“Post-Pricing Period” means the period commencing on the Pricing Date and ending on the earliest to occur of (x) the date of the CLO Takeout and (y) the date that is six weeks after the Pricing Date.

“Preference Share Purchase Agreement” means the Preference Share Purchase Agreement by and between the Borrower and the Equityholder, as the same may be amended, modified, waived, supplemented or restated from time to time.

“Preference Shares” means preference shares in the capital of the Borrower, which have a nominal or par value of $0.0001 per share and have the rights and entitlements ascribed thereto in the Borrower’s memorandum and articles of association.

“Pricing Date” means the date after the commencement of the CLO Marketing Period on which the Borrower notifies in writing the Facility Agent, the Collateral Agent, the Equityholder and the Servicer that it has received Purchase Commitments for CLO Securities with an aggregate par amount greater than or equal to the Target CLO Amount.

“Principal Balance” means with respect to any Collateral Obligation and as of any date, the lower of (A) the Purchase Price paid by the Borrower for such Collateral Obligation and (B) the outstanding principal balance of such Collateral Obligation, exclusive of (x) any interest on such Collateral Obligation deferred or capitalized (1) except to the extent set forth on the related Asset Approval Request, prior to the related Cut-Off Date and (2) after the related Cut-Off Date and (y) any unfunded amounts with respect to any Variable Funding Asset included in the Collateral as of such date; provided, that for purposes of calculating the “Principal Balance” of any Deferrable Collateral Obligation, principal payments received on such Collateral Obligation shall first be applied to reducing or eliminating any outstanding deferred or capitalized interest. The “Principal Balance” of any Equity Security shall be zero.

“Principal Collections” means any and all amounts of collections received with respect to the Collateral other than Interest Collections, including (but not limited to) (i) all collections attributable to principal on such Collateral (including any proceeds received by the Borrower as a result of exercising any Warrant Asset at any time), (ii) all payments received by the Borrower pursuant to any Hedging Agreement, (iii) the earnings on Principal Collections in the Collection Account that are invested in Permitted Investments, and (iv) all Repurchase Amounts, in each case other than Retained Interests.

“Principal Collection Account” means a segregated, non-interest bearing securities account (within the meaning of Section 8-501 of the UCC) number 84108602, which is created and maintained on the books and records of the Securities Intermediary entitled “Principal

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Collection Account” in the name of the Borrower and subject to the prior Lien of the Collateral Agent for the benefit of the Secured Parties, which is established and maintained pursuant to Section 8.1(a).

“Proceeding” means any voluntary or involuntary insolvency, bankruptcy, receivership, custodianship, liquidation, dissolution, reorganization, assignment for the benefit of creditors, appointment of a custodian, receiver, trustee or other officer with similar powers or any other proceeding for the liquidation, dissolution or other winding up of a Person.

“Prohibited Defense Asset” means a Collateral Obligation in respect of which the related Obligor’s primary direct business is the production or distribution of antipersonnel landmines, cluster munitions, biological and chemical, radiological and nuclear weapons or their Critical Components.

“Prohibited Industry” means, with respect to any Obligor, its primary business is (a) within an industry referred to in the definition of Prohibited Defense Asset; (b) the manufacture of fully completed and operational assault weapons or firearms; (c) in pornography or adult entertainment; or (d) in the gaming industry (other than (i) a Permitted Gaming Industry or (ii) hospitality and/or resorts development or the management thereof).

“Purchase Commitment” means a commitment by an investor to purchase CLO Securities that complies with the purchaser eligibility requirements and criteria specified in the terms of the CLO Securities and that is acceptable to DBSI in its sole discretion and “Purchase Commitments” means each Purchase Commitment together with each other Purchase Commitment.

“Purchase Price” means, with respect to any Collateral Obligation, the greater of (a) zero and (b) the actual purchase price in Dollars (or, if different principal amounts of such Collateral Obligation were purchased at different purchase prices, the weighted average of such purchase prices) paid by the Borrower for such Collateral Obligation (exclusive of any interest, accreted interest, original issue discount and upfront fees) divided by the principal balance of the portion of such Collateral Obligation purchased by the Borrower outstanding as of the date of such purchase (exclusive of any interest, accreted interest, original issue discount and upfront fees); provided, that with respect to any Collateral Obligation with a “Purchase Price” greater than or equal to 95% and determined by the Servicer to be a par loan (as certified by the Servicer to the Required Lenders), the “Purchase Price” of such Collateral Obligation shall be deemed to be 100%; provided, further, that with respect to any Collateral Obligation with a “Purchase Price” greater than 100%, the “Purchase Price” of such Collateral Obligation shall be deemed to be 100%. For the avoidance of doubt, the Purchase Price will be subject to adjustment by the Discount Factor, as provided herein.

“Qualified Substitute Arrangement” has the meaning set forth in Section 10.6(c). “Rating Agencies” means ~~Standard & Poor’s~~S&P and Moody’s.
“Recipient” means (a) the Facility Agent, (b) any Lender, (c) any Agent and (d) any other recipient of a payment hereunder.

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“Records” means the Collateral Obligation File for any Collateral Obligation and all other documents, books, records and other information prepared and maintained by or on behalf of the Borrower with respect to any Collateral Obligation and the Obligors thereunder, including all documents, books, records and other information prepared and maintained by the Borrower or the Servicer with respect to such Collateral Obligation or Obligors.

“Registered” means in registered form for U.S. federal income tax purposes. “Reinvestment” has the meaning set forth in Section 8.3(c).
“Reinvestment Date” has the meaning set forth in Section 8.3(c). “Reinvestment Request” has the meaning set forth in Section 8.3(c).
“Related Collateral Obligation” means any Collateral Obligation where any Affiliate of the Borrower, Servicer or the Equityholder owns a Variable Funding Asset pursuant to the same Underlying Instruments; provided that any such asset will cease to be a Related Collateral Obligation once all commitments by such Affiliate of the Borrower, Servicer or the Equityholder to make advances or fund such Variable Funding Asset to the related Obligor expire or are irrevocably terminated or reduced to zero.

“Related Committed Lender” means, with respect to any Uncommitted Lender, each Committed Lender in its Lender Group.

“Related Property” means, with respect to a Collateral Obligation, any property or other assets designated and pledged or mortgaged as collateral to secure repayment of such Collateral Obligation, including, without limitation, any pledge of the stock, membership or other ownership interests in the related Obligor or its subsidiaries, all Warrant Assets with respect to such Collateral Obligation and all proceeds from any sale or other disposition of such property or other assets.

“Related Security” means, with respect to each Collateral Obligation:

(a)any Related Property securing a Collateral Obligation, all payments paid in respect thereof and all monies due, to become due and paid in respect thereof accruing after the applicable Advance Date and all liquidation proceeds thereof;

(b)all guaranties, indemnities and warranties, insurance policies, financing statements and other agreements or arrangements of whatever character from time to time supporting or securing payment of any such indebtedness;

(c)all Collections with respect to such Collateral Obligation and any of the foregoing;

(d)any guarantees or similar credit enhancement for an Obligor’s obligations under any Collateral Obligation, all UCC financing statements or other filings relating thereto, including all rights and remedies, if any, against any Related Security, including all amounts due

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“Request for Release and Receipt” means a form substantially in the form of Exhibit F-2 completed and signed by the Servicer.

“Required Lenders” means, at any time, the Facility Agent and Lenders holding Advances aggregating 50% of all Advances Outstanding or if there are no Advances Outstanding, Lenders holding Commitments aggregating 50% of all Commitments.

“Responsible Officer” means, with respect to (a) the Servicer or the Borrower, its Chief Executive Officer, Chief Operating Officer, or any other officer, authorized person or employee of the Servicer or the Borrower directly responsible for the administration or collection of the Collateral Obligations, (b) the Collateral Agent or Collateral Custodian, any officer within the Corporate Trust Office, including any director, vice president, assistant vice president or associate having direct responsibility for the administration of this Agreement, who at the time shall be such officers, respectively, or to whom any matter is referred because of his or her knowledge of and familiarity with the particular subject, or (c) any other Person, the President, any Vice-President or Assistant Vice-President, Corporate Trust Officer or the Controller of such Person, or any other officer or employee having similar functions.

“Restricted Information” has the meaning set forth in Section 10.24(b). “Retained Economic Interest” has the meaning set forth in Section 10.24(a).
~~“Retained Interest” means, with respect to any Collateral Obligation included in the Collateral, (a) such obligations to provide additional funding with respect to such Collateral Obligation that have been retained by the other lender(s) of such Collateral Obligation, (b) all of the rights and obligations, if any, of the agent(s) under the Underlying Instruments, (c) any unused commitment fees associated with the additional funding obligations that are being retained in accordance with clause (a) above, and (d) any agency or similar fees associated with the rights and obligations of the agent(s) that are being retained in accordance with clause (b) above.~~

“Retention ~~Requirements” means (i) Part 5 of the Capital Requirements Regulation as supplemented by Commission Delegated Regulation (EU) No. 625/2014 of 13 March 2014 and Commission Implementing Regulation (EU) No. 602/2014 of 4 June 2014; (ii) any guidelines and related documents published from time to time in relation thereto by the European Banking Authority (or successor agency or authority) and adopted by the European Commission; (iii) the guidelines and related documents previously published in relation to the preceding risk retention legislation by the European Banking Authority (and/or its predecessor, the Committee of European Banking Supervisors) which as at the date hereof continue to apply to the Capital Requirements Regulation, together with any amendments, supplements or revisions thereto approved by the parties hereto for purposes of this definition, each to the extent legally binding in the Member State of a Lender and in each case as determined or imposed by any regulatory body having supervisory authority over any Lender.~~Holder Collateral Obligations” means (i) Collateral Obligations which the Equityholder acquired for its own account and held the credit risk for such Collateral Obligation for at least 10 Business Days prior to selling or transferring to the Borrower (the “Retention Holder Acquired Collateral Obligations”); or (ii) a Collateral Obligation with

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respect to which the Equityholder itself or through related entities (including without limitation the Borrower), directly or indirectly, was involved in the Underlying Instrument which created such Collateral Obligation (the “Retention Holder Originated Collateral Obligations”).

“Revaluation Diversion Event” means an event that shall occur (and be deemed continuing at all times thereafter) if, at any time after the end of the Revolving Period (a) the sum of all decreases in the Collateral Obligation Amount (solely as a result of (x) decreases in the related Discount Factor pursuant to Section 2.7(b) or (y) any Eligible Collateral Obligation becoming a Defaulted Collateral Obligation) first equals or exceeds the product of (A) 7.5% multiplied by (B) the Adjusted Aggregate Eligible Collateral Obligation Balance as of the first Business Day after the end of the Revolving Period and (b) a Revaluation Event shall occur with respect to three (3) or more Collateral Obligations after the end of the Revolving Period.

“Revaluation Event” means each occurrence of any of the following with respect to any Collateral Obligation during the time such Collateral Obligation is Collateral (other than during the Post-Pricing Period):

(a)the occurrence of a default as to the payment of principal, interest and/or unutilized/commitment fee has occurred and is continuing with respect to such Collateral Obligation (following the lapse of the shorter of any grace period applicable thereto and five (5) Business Days from the related due date);

(b)	the occurrence of an Insolvency Event with respect to any related Obligor;

(c)the occurrence of a default as to the payment of principal and/or interest has occurred and is continuing with respect to another debt obligation of the same Obligor secured by the same collateral and which is either full recourse or senior to or pari passu with in right of payment to such Collateral Obligation (following the lapse of the shorter of any grace period applicable thereto and five (5) Business Days from the related due date);

(d)the Servicer determines, in its sole discretion, in accordance with the Servicing Standard, that all or a portion of such Collateral Obligation is not collectible or otherwise places such Collateral Obligation on non-accrual status;

(e)the occurrence of a Material Modification with respect to such Collateral Obligation that is not previously approved by the Facility Agent (in its sole discretion);

(f)the related Obligor fails to deliver to the Borrower or the Servicer any financial reporting information (i) as required by the Underlying Instruments of such Collateral Obligation (on two or more occasions (excluding any other additional occasions approved by the Facility Agent in its sole discretion) with respect to the related Obligor, following the lapse of 30 calendar days) and (ii) no less frequently than quarterly, and such failure has an adverse effect on the ability of the Servicer or the Facility Agent (as determined by the Facility Agent in its reasonable discretion) to make any determinations or calculations required or permitted hereunder;

(g)with respect to any Enterprise Value Loan, the Leverage Multiple with respect to such Collateral Obligation becomes more than 1.00x higher than the applicable Original

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Leverage Multiple; provided that, each subsequent increase of 1.00x over the applicable Original Leverage Multiple shall be an additional Revaluation Event;

(h)with respect to any Asset Based Loan, (A) the Borrower fails (or fails to cause the Obligor to) retain an Approved Valuation Firm to re-calculate the Appraised Value of (x) with respect to any such Asset Based Loan that has intellectual property, equipment or real property, as the case may be, in its borrowing base, the collateral securing such Asset Based Loan that at least once every twelve (12) months that such Loan is included in the Collateral (subject to a 30 day grace period with respect to any such review) and (y) with respect to all other Asset Based Loans included in the Collateral, the collateral securing such Loan at least once every six (6) months that such Loan is included in the Collateral (subject to a 30 day grace period with respect to any such review) or (B) the Borrower (or the related Obligor, as applicable) changes the Approved Valuation Firm with respect to any Asset Based Loan that or the related Approved Valuation Firm changes the metric for valuing the collateral of such Loan, each without the written approval of the Facility Agent;

(i)with respect to any Asset Based Loan, the Effective LTV of such Collateral Obligation is greater than 1.0 or increases by more than an amount equal to 10% of the Original Effective LTV of such Collateral Obligation (or such other percentage determined by the Facility Agent in its sole discretion); provided that each subsequent increase of an additional 10% over the applicable Original Effective LTV shall be an additional Revaluation Event;

(j)such Collateral Obligation, if rated, receives (x) a public rating by ~~Standard & Poor’s~~S&P of “CCC-” or below or (y) a Moody’s probability of default rating (as published by Moody’s) of “Caa3” or below; or

(k)if any Agency Rating of such Collateral Obligation is based on a credit estimate, shadow rating or similar rating and not on a public rating, the failure by the Borrower or the Servicer on behalf of the Borrower to refresh such credit estimate or shadow rating on an annual basis thereafter.

“Revolving Loan” means a Collateral Obligation that specifies a maximum aggregate amount that can be borrowed by the related Obligor and permits such Obligor to re-borrow any amount previously borrowed and subsequently repaid during the term of such Collateral Obligation.

“Revolving Period” means the period of time starting on the Effective Date and ending on the earliest to occur of (i) ~~the nine-month anniversary of the Effective Date~~November 15, 2019 or, if such date is extended pursuant to Section 2.6, the date mutually agreed upon by the Borrower and each Agent, (ii) the date on which the Facility Amount is terminated in full pursuant to Section 2.5 or (iii) the occurrence of an Event of Default.

“S&P” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business, and any successor or successors thereto.

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“S&P Industry Classification” means the industry classifications set forth in Schedule 2A hereto, as such industry classifications shall be updated at the option of the Facility Agent in its sole discretion if ~~Standard & Poor’s~~S&P publishes revised industry classifications.

“Sale Agreement” means the Sale and Contribution Agreement, dated as of the date hereof, by and between the Equityholder, as seller, and the Borrower, as purchaser.

“Sanctions” has the meaning set forth in Section 9.29(a). “Sanctioned Countries” has the meaning set forth in Section 9.29(a).
“Schedule of Collateral Obligations” means the list or lists of Collateral Obligations attached to each Asset Approval Request and each Reinvestment Request. Each such schedule shall identify the assets that will become Collateral Obligations, shall set forth such information with respect to each such Collateral Obligation as the Borrower or the Facility Agent may reasonably require and shall supplement any such schedules attached to previously-delivered Asset Approval Requests and Reinvestment Requests.

“Scheduled Collateral Obligation Payment” means each periodic installment payable by an Obligor under a Collateral Obligation for principal ~~and/or~~, interest and/or unutilized/commitment fees (as applicable) in accordance with the terms of the related Underlying Instrument.

“Second Amendment Effective Date” means June 27, 2019.

“Second Lien Loan” means any Loan (including any portion of a unitranche Loan as set forth in the related Approval Notice) that (i) is not (and that by its terms is not permitted to become) subordinate in right of payment to any other obligation of the related Obligor other than a First Lien Loan with respect to the liquidation of such Obligor or the collateral for such Loan and (ii) is secured by a valid second priority perfected Lien to or on specified collateral securing the related Obligor’s obligations under the Loan, which Lien is not subordinate to the Lien securing any other debt for borrowed money other than a First Lien Loan on such specified collateral and any Permitted Liens. For the avoidance of doubt, a Collateral Obligation will not be a Second Lien Loan (i) solely because such Collateral Obligation is subordinated to a Permitted Working Capital Lien or (ii) if the Facility Agent designates such Collateral Obligation as a First Lien Loan pursuant to the proviso at the end of the definition of such term.

“Secured Parties” means, collectively, the Collateral Agent, the Collateral Custodian, the Securities Intermediary, each Lender, the Facility Agent, each Agent, each other Affected Person, Indemnified Party and Hedge Counterparty and their respective permitted successors and assigns.

“Securities Intermediary” means the Collateral Custodian, or any subsequent institution acceptable to the Facility Agent at which the Accounts are kept.

“Senior Servicing Fee” means with respect to any Distribution Date on which Oaktree Strategic Income Corporation or an Affiliate thereof is acting as Servicer, the senior fee payable to the Servicer ~~or successor servicer (as applicable)~~ for services rendered during the related

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Collection Period, which shall be equal to one-fourth of the product of (i) the Senior Servicing Fee Percentage multiplied by (ii) the average of the values of the Aggregate Eligible Collateral Obligation Amount on the first day and the last day of the related Collection Period.

“Senior Servicing Fee Percentage” means 0.25%. “Servicer” has the meaning set forth in the Preamble.
“Servicer Default” means the occurrence of one of the following events:

(a)any failure by the Servicer to deposit or credit, or to deliver for deposit, in the Collection Account any amount required hereunder to be so deposited, credited or delivered or to make any required distributions therefrom, which failure shall continue for two (2) Business Days;

(b)failure on the part of the Servicer (or any affiliates and subsidiaries to which any responsibilities have been delegated pursuant to Section 7.3(f)) duly to observe or to perform in any material respect any other covenant or agreement of the Servicer set forth in this Agreement which failure continues unremedied for a period of thirty (30) days after the date on which written notice of such failure shall have been given to the Servicer by the Borrower, the Collateral Agent or the Facility Agent (with a copy to each Agent);

(c)	the occurrence of an Insolvency Event with respect to the Servicer;

(d)any representation, warranty or statement of the Servicer made in this Agreement or any certificate, report or other writing delivered pursuant hereto shall prove to be false or incorrect as of the time when the same shall have been made or deemed made (i) which incorrect representation, warranty or statement has a material and adverse effect on (1) the validity, enforceability or collectability of this Agreement or any other Transaction Document or (2) the rights and remedies of any Secured Party with respect to matters arising under this Agreement or any other Transaction Document, and (ii) within thirty (30) days after written notice thereof shall have been given to the Servicer by the Borrower, the Collateral Agent or the Facility Agent, the circumstance or condition in respect of which such representation, warranty or statement was incorrect shall not have been eliminated or otherwise cured;

(e)	an Event of Default occurs;

(f)the failure of the Servicer to make any payment when due (after giving effect to any related grace period) under one or more agreements for borrowed money to which it is a party in an aggregate amount in excess of $2,500,000, individually or in the aggregate; or (ii) the occurrence of any event or condition that has resulted in or permits the acceleration of such recourse debt, whether or not waived;

(g)the rendering against the Servicer of one or more final, non-appealable judgments, decrees or orders for the payment of money in excess of $2,500,000 (excluding, if such aggregate amount is less than $10,000,000, the portion of any such payments made from insurance proceeds), individually or in the aggregate, and the continuance of such judgment, decree or

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order unsatisfied and in effect for any period of more than sixty (60) consecutive days without a stay of execution; or

(h)a Change of Control occurs with respect to the Servicer and it is not approved in writing by the Facility Agent.

“Servicer Expenses” means any accrued and unpaid expenses (including reasonable attorneys’ fees, costs and expenses) and indemnity amounts payable by the Borrower to the Servicer (other than the Servicing Fees) under the Transaction Documents.
“Servicing Fees” means the Senior Servicing Fee and the Subordinated Servicing Fee. “Servicing Standard” means, with respect to any Collateral Obligations, to service and administer such Collateral Obligations on behalf of the Secured Parties in accordance with the Underlying Instruments and all customary and usual servicing practices using the same care, skill, prudence and diligence with which the Servicer services and administers loans for its own account or for the account of others.

“Specified Borrowing Base Breach” means (a) an amendment to the Discount Factor of one or more Collateral Obligations by the Facility Agent pursuant to Section 2.7(b) or (b) an increase in the Excess Concentration Amount not caused by the purchase of a Collateral Obligation which, in either case, causes the aggregate principal amount of all Advances outstanding hereunder to exceed the Borrowing Base by an amount (calculated as a percentage) equal to or less than 10% (in the aggregate); provided that such event shall not be a Specified Borrowing Base Breach if any other event occurred on the same date that either decreased the Borrowing Base (other than by operation of Section 8.3) or increased the Advances outstanding hereunder.

~~“Standard & Poor’s” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business, and any successor or successors thereto.~~

“Structured Finance Obligation” means any obligation issued by a special purpose entity secured directly by, referenced to, or representing ownership of, a pool of receivables or other financial assets of any obligor, including collateralized debt obligations and mortgage-backed securities, including (but not limited to) collateral debt obligations, collateral loan obligations, asset backed securities and commercial mortgage backed securities or any resecuritization thereof.

“Structuring Fee” means a fee payable by the Borrower to the Facility Agent in an amount equal to 0.25% of the aggregate Commitments, which fee shall be payable on the Facility Termination Date.

“Subordinated Servicing Fee” means with respect to any Distribution Date, the subordinated fee payable to the Servicer or successor servicer (as applicable) for services rendered during the related Collection Period, which shall be equal to one-fourth of the product of (i) the Subordinated Servicing Fee Percentage multiplied by (ii) the average of the values of the Aggregate Eligible Collateral Obligation Amount on the first day and the last day of the related Collection Period.

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“Subordinated Servicing Fee Percentage” means 0.25%.

“Subsidiary” means, with respect to any Person, a corporation, partnership or other entity of which such Person and/or its other Subsidiaries own, directly or indirectly, such number of outstanding shares as have more than 50% of the ordinary voting power for the election of directors.

“Substituted Collateral Obligation” means, with respect to any Collection Period, any Warranty Collateral Obligation with respect to which the Equityholder has substituted in a replacement Eligible Collateral Obligation pursuant to Section 7.11 and the Sale Agreement.

“Successor Senior Servicing Fee” means with respect to any Distribution Date on which there is a Person other than Oaktree Strategic Income Corporation or an Affiliate thereof acting as Servicer, the senior fee payable to the Servicer for services rendered during the related Collection Period, which shall be equal to one-fourth of the product of (i) the Successor Senior Servicing Fee Percentage multiplied by (ii) the average of the values of the Aggregate Eligible Collateral Obligation Amount on the first day and the last day of the related Collection Period.

“Successor Senior Servicing Fee Percentage” means (x) if, on the related Distribution Date, the sum of the Collateral Obligation Amounts of all Eligible Collateral Obligations that are Broadly Syndicated Loans is greater than or equal to 50.0% of the Aggregate Eligible Collateral Obligation Amount, 0.65% and (y) otherwise, 1.00%.

“Tangible Net Worth” means, with respect to any Person, the consolidated net worth of such Person and its consolidated Subsidiaries calculated in accordance with GAAP after subtracting therefrom the aggregate amount of the intangible assets of such Person and its consolidated Subsidiaries, including, without limitation, goodwill, franchises, licenses, patents, trademarks, tradenames, copyrights and service marks.

“Target CLO Amount” means $350,000,000.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Official Body, including any interest, additions to tax or penalties applicable thereto.

“Transaction Documents” means this Agreement, the Notes, the Sale Agreement, the Collateral Agent and Collateral Custodian Fee Letter, each Fee Letter, the Account Control Agreement, the Administration Agreement, the Preference Share Purchase Agreement, the Master Participation Agreement and the other documents to be executed and delivered in connection with this Agreement, specifically excluding from the foregoing, however, Underlying Instruments delivered in connection with this Agreement.

“UCC” means the Uniform Commercial Code as from time to time in effect in the applicable jurisdiction or jurisdictions.

“Uncommitted Lender” means any Conduit Lender designated as an “Uncommitted Lender” for any Lender Group and any of its assignees.

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Committed Lender shall be obligated to provide its Agent or the Borrower with funds in connection with an Advance in an amount that would result in the portion of the Advances then funded by it exceeding its Commitment then in effect. The obligation of the Committed Lender in each Lender Group to remit any Advance shall be several from that of the other Lenders, and the failure of any Committed Lender to so make such amount available to its Agent shall not relieve any other Committed Lender of its obligation hereunder.

(c) Unfunded Commitment Provisions.    Notwithstanding anything to the
contrary herein, upon the occurrence of the earlier of (i) any acceleration of the maturity of Advances pursuant to Section 13.2 or (ii) the end of the Revolving Period, the Borrower shall request an Advance in the amount of the Aggregate Unfunded Amount minus the amount already on deposit in the Unfunded Exposure Account. Following receipt of such Advance Request, the Lenders shall fund such requested amount by depositing such amount directly to the Collateral Custodian to be deposited into the Unfunded Exposure Account, notwithstanding anything to the contrary herein (including, without limitation, the Borrower’s failure to satisfy any of the conditions precedent set forth in Section 6.2).

Section 2.3    Notes. The Borrower shall, upon request of any Lender Group, on or after such Lender Group becomes a party hereto (whether on the ~~Closing~~Effective Date or by assignment or otherwise), execute and deliver a Note evidencing the Advances of such Lender Group. Each such Note shall be payable to the Agent for such Lender Group in a face amount equal to the applicable Lender Group’s Commitment as of the ~~Closing~~Effective Date or the effective date on which such Lender Group becomes a party hereto, as applicable. The Borrower hereby irrevocably authorizes each Agent to make (or cause to be made) appropriate notations on the grid attached to the Notes (or on any continuation of such grid, or at the option of such Agent, in its records), which notations, if made, shall evidence, inter alia, the date of the outstanding principal of the Advances evidenced thereby and each payment of principal thereon. Such notations shall be rebuttably presumptive evidence of the subject matter thereof absent manifest error; provided, that the failure to make any such notations shall not limit or otherwise affect any of the Obligations or any payment thereon; provided, further, that any such Note shall be consistent with the information in the Register.

Section 2.4    Repayment and Prepayments. (a) The Borrower shall repay the Advances outstanding (i) on each Distribution Date to the extent required to be paid hereunder and funds are available therefor pursuant to Section 8.3 and (b) in full on the Facility Termination Date.

(c)	Prior to the Facility Termination Date, the Borrower may, from time to time, make a voluntary prepayment, in whole or in part, of the outstanding principal amount of any Advance using Principal Collections on deposit in the Principal Collection Account or other funds available to the Borrower on such date; provided, that

(i)    all such voluntary prepayments shall require prior written notice delivered in accordance with Section 17.3 to the Facility Agent (with a copy to the Collateral Agent and each Agent) by 11:00 a.m. two (2) Business Days prior to such voluntary prepayment;
(ii)     each such voluntary partial prepayment shall be in a minimum amount of $500,000; and

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without deduction or withholding for any Taxes, except as required by Applicable Law. If any Applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Official Body in accordance with Applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 4.3) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b)	Payment of Other Taxes by the Borrower. The Borrower shall timely pay to the relevant Official Body in accordance with Applicable Law, or at the option of the Facility Agent (without duplication) timely reimburse it for the payment of, any Other Taxes.

(c)	Indemnification by the Borrower. The Borrower shall indemnify (without duplication) each Recipient, within 10 days after written demand therefor, which demand shall be accompanied with documents evidencing the same, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 4.3) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Official Body. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Facility Agent and each Agent), or by the Facility Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(d)	Indemnification by the Lenders. Each Lender shall severally indemnify the Facility Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Facility Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 15.9 relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Facility Agent in connection with any Transaction Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Official Body. A certificate as to the amount of such payment or liability delivered to any Lender by the Facility Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Facility Agent to set off and apply any and all amounts at any time owing to such Lender under any Transaction Document or otherwise payable by the Facility Agent to the Lender from any other source against any amount due to the Facility Agent under this Section 4.3(d).

(e)	Evidence of Payments. As soon as practicable after any payment of Taxes by the Borrower to an Official Body pursuant to this Section 4.3, the Borrower shall deliver to the Facility Agent the original or a certified copy of a receipt issued by such Official Body

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evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Facility Agent.

(f)	Status of Lenders.

(i)	Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Transaction Document shall deliver to the Borrower, the Facility Agent and the Collateral Agent, at the time or times reasonably requested by the Borrower, the Facility Agent or the Collateral Agent, such properly completed and executed documentation reasonably requested by the Borrower, the Facility Agent or the Collateral Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower, the Facility Agent or the Collateral Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Borrower, the Facility Agent or the Collateral Agent as will enable the Borrower, the Facility Agent or the Collateral Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 4.3(f)(ii)(A), Section 4.3(f)(ii)(B) and Section 4.3(f)(ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing, if the Borrower is a U.S. Borrower:

(A)any Lender that is a U.S. Person shall deliver to the Borrower and the Facility Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Facility Agent) duly executed originals of IRS Form W-9 (or successor form) certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B)	any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Facility Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Facility Agent) whichever of the following is applicable:

(I)in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Transaction Document, duly executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E~~,~~ (as applicable) (or successor form) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable

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payments under any Transaction Document, IRS Form W-8BEN or IRS Form W-8BEN-E (as applicable) (or successor form) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(II)duly executed originals of IRS Form W-8ECI (or successor form);

(III)in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code,
(x) a certificate substantially in the form of Exhibit G-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower (or the Equityholder) within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) duly executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E (as applicable) or successor form; or

(IV)to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-2 or Exhibit G-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable, or successor form of each of the foregoing documents; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-4 on behalf of each such direct and indirect partner;

(C)	any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Facility Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Facility Agent) duly executed originals of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit the Borrower or the Facility Agent to determine the withholding or deduction required to be made; and

(D)	if a payment made to a Lender under any Transaction Document would be subject to U.S. federal withholding Tax imposed by FATCA if such

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Lender were to fail to comply with FATCA, such Lender shall deliver to the Borrower and the Facility Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Facility Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Facility Agent as may be necessary for the Borrower and the Facility Agent to (x) comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or (y) determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall timely update such form or certification or promptly notify the Borrower and the Facility Agent in writing of its legal inability to do so.

(g)	Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 4.3 (including by the payment of additional amounts pursuant to this Section 4.3), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 4.3 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Official Body with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this Section 4.3(g) (plus any penalties, interest or other charges imposed by the relevant Official Body) in the event that such indemnified party is required to repay such refund to such Official Body. Notwithstanding anything to the contrary in this Section 4.3(g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 4.3(g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification payments and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts ~~giving rise~~with respect to such ~~refund~~Tax had never been paid. This Section 4.3(g) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(h)	Survival. Each party’s obligations under this Section 4.3 shall survive the resignation or replacement of the Facility Agent or any assignment of rights by, or the replacement of, a Lender and the repayment, satisfaction or discharge of all obligations under any Transaction Document.

(i)	Defined Terms. For the avoidance of doubt, for purposes of this Section
4.3, the term “Applicable Law” includes FATCA.

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(c) Establishment of Accounts. Evidence that each Account has been established;
(d) Resolutions. Certified copies of the resolutions of the board of managers or directors (or similar items) of the Borrower, the Equityholder and the Servicer approving the Transaction Documents to be delivered by it hereunder and the transactions contemplated hereby, certified by its secretary or assistant secretary or other authorized officer;

(e)	Organizational Documents. The certificate of formation or incorporation
(or similar organizational document) of each of the Borrower, the Equityholder and the Servicer certified by the applicable governmental authority of its jurisdiction of organization; and a certified, executed copy of the Borrower’s and the Servicer’s organizational documents;

(f)	Good Standing Certificates. Good standing certificates for each of the
Borrower, the Equityholder and the Servicer issued by the applicable Official Body of its jurisdiction of organization or incorporation (as the case may be);

(g)	Incumbency. A certificate of the secretary or assistant secretary or authorized officer (or, in the case of the Borrower, the Cayman Administrator) of each of the Borrower, the Equityholder and the Servicer certifying the names and true signatures of the officers authorized on its behalf to sign this Agreement and the other Transaction Documents to be delivered by it;

(h)	Filings. Copies of proper financing statements, as may be necessary or, in the opinion of the Facility Agent, desirable under the UCC of all appropriate jurisdictions or any comparable law to perfect the security interest of the Collateral Agent on behalf of the Secured Parties in all Collateral in which an interest may be pledged hereunder;

(i)	Opinions. Legal opinions of Walkers, counsel for the Borrower, Milbank~~,~~
~~Tweed, Hadley and McCloy~~ LLP, counsel for the Borrower, the Equityholder and the Servicer, and Locke Lord LLP, counsel for the Collateral Agent, each in form and substance reasonably satisfactory to the Facility Agent covering such matters as the Facility Agent may reasonably request;

(j)	No Event of Default, etc. Each of the Transaction Documents to be
executed on the Effective Date is in full force and effect and no Event of Default or Unmatured Event of Default has occurred and is continuing or will result from the issuance of the Notes and the borrowing hereunder;

(k)	Liens. The Facility Agent shall have received (i) the results of a recent search by a Person reasonably satisfactory to the Facility Agent, of the UCC, judgment, security interest and tax lien filings which may have been filed with respect to personal property of the Borrower, and bankruptcy and pending lawsuits with respect to the Borrower and the results of such search shall be reasonably satisfactory to the Facility Agent and (ii) filed UCC termination statements, if any, necessary to release all security interests and other rights of any Person in any Collateral previously granted by the Borrower and any executed pay-off letters reasonably requested by the Facility Agent;

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thereto any amounts credited thereto constituting Excluded Amounts if the Servicer has, prior to such withdrawal and consent, delivered to the Facility Agent and the Collateral Agent a report setting forth the calculation of such Excluded Amounts in form and substance reasonably satisfactory to the Facility Agent, which report shall include a brief description of the facts and circumstances supporting such request and designate a date for the payment of such reimbursement, which date shall not be earlier than two (2) Business Days following delivery of such notice.

Section 8.3    Distributions, Reinvestment and Dividends. (a) On each Distribution Date
(other than a date upon which the CLO Takeout occurs), the Collateral Agent shall distribute from the Interest Collection Account, in accordance with the applicable Monthly Report prepared by the Collateral Agent and approved by the ~~Facility Agent~~Servicer pursuant to Section 8.5, the Amount Available for such Distribution Date in the following order of priority:

(i)	FIRST, to the payment of ~~taxes~~Taxes and governmental fees owing by the Borrower, if any, which expenses shall not exceed $25,000 on any Distribution Date;

(ii)	SECOND, (1) first, to the Collateral Agent and the Collateral
Custodian, any accrued and unpaid Collateral Agent Fees and Expenses and Collateral Custodian Fees and Expenses for the related Collection Period, which expenses shall not exceed the amount of the Capped Fees/Expenses, (2) second, to the Cayman Administrator, any accrued and unpaid fees and expenses and (3) to the Servicer, any accrued and unpaid Servicer Expenses, which amounts payable pursuant to clauses (2) and (3) collectively shall not exceed $30,000 on any Distribution Date and (3) third, any accrued and unpaid Successor Senior Servicing Fee;

(iii)	THIRD, pro rata, based on the amounts owed to such Persons
under this Section 8.3(a)(iii), (A) to the Agents on behalf of their respective Lenders, an amount equal to the Yield on the Advances accrued during the Accrual Period with respect to such Distribution Date (and any Yield with respect to any prior Accrual Period to the extent not paid on a prior Distribution Date), (B) to the Facility Agent and the Agents on behalf of their respective Lenders, all accrued and unpaid Fees due to the Lenders, the Agents and the Facility Agent and (C) to the Hedge Counterparties, any amounts owed for the current and prior Distribution Dates to the Hedge Counterparties under Hedging Agreements (other than Hedge Breakage Costs), together with interest accrued thereon;

(iv)	FOURTH, to the extent not waived or deferred by the Servicer, to the Servicer, any accrued and unpaid Senior Servicing Fee for the related Collection Period;

(v)	FIFTH, to the Agents on behalf of their respective Lenders pro rata in accordance with the outstanding Advances, (1) in the amount necessary to reduce the Advances outstanding to an amount not to exceed any Borrowing Base and (2) if either the Minimum Diversity Test or the Minimum Equity Test is not satisfied on such Distribution Date, in the amount necessary to reduce the Advances outstanding to zero;

(vi)	SIXTH, after the end of the Revolving Period, (1) if no
Revaluation Diversion Event has occurred, the Diversity Score is greater than 10 and no Unmatured Event of Default or an Event of Default has occurred and is continuing, to the

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Borrower, otherwise (2) to the Agents on behalf of their respective Lenders pro rata to repay the Advances outstanding in the amount necessary to reduce the Advances outstanding to zero;

(vii)	SEVENTH, pro rata based on amounts owed to such Persons
under this Section 8.3(a)(vii), to the Hedge Counterparties, any unpaid Hedge Breakage Costs, together with interest accrued thereon;
(viii)     EIGHTH, to any Affected Persons, any Increased Costs then due and owing;
(ix)    NINTH, to the extent not previously paid pursuant to Section 8.3(a)(i) above, to the payment of ~~taxes~~Taxes and governmental fees owing by the Borrower, if any;

(x)	TENTH, to the extent not previously paid by or on behalf of the
Borrower, to each Indemnified Party, any Indemnified Amounts then due and owing to each such Indemnified Party;

(xi)	ELEVENTH, to the extent not previously paid pursuant to Section
8.3(a)(ii) above, to the Collateral Agent and the Collateral Custodian, any Collateral Agent Fees and Expenses and Collateral Custodian Fees and Expenses due to the Collateral Agent and the Collateral Custodian;

(xii)	TWELFTH, to the extent not waived or deferred by the Servicer, to the Servicer, any accrued and unpaid Subordinated Servicing Fee for the related Collection Period;

(xiii)	THIRTEENTH, to pay any other amounts due from the Borrower
under this Agreement and the other Transaction Documents and not previously paid pursuant to this Section 8.3(a);

(xiv)	FOURTEENTH, during the Revolving Period if an Unmatured
Event of Default or an Event of Default has not occurred and is continuing and at the election of the Servicer, to be deposited in the Principal Collection Account as Principal Collections;

(xv)	FIFTEENTH, (1) if an Unmatured Event of Default or an Event of
Default has occurred and is continuing, to remain in the Collection Account as Interest Collections, otherwise (2) the remaining Amount Available, to the Equityholder in accordance with the Preference Share Purchase Agreement.

(b)	On each Distribution Date (other than a date upon which the CLO Takeout occurs), the Collateral Agent shall distribute from the Principal Collection Account, in accordance with the applicable Monthly Report prepared by the Collateral Agent and approved by the ~~Facility Agent~~Servicer pursuant to Section 8.5, the Amount Available for such Distribution Date in the following order of priority:

(i)	FIRST, to pay, in accordance with Section 8.3(a) above, the
amounts referred to in clauses (i) through (iv) above;

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between such flow-of-funds memo and any provision of this Agreement, such flow-of-funds memo will control.

(e)	Notwithstanding the foregoing, if the CLO Takeout does not occur by reason of an Event of Default, then Borrower shall pay as administrative expenses the costs of setting up this facility, the Transaction Documents and related documentation.

(f)	At any time, the Borrower may withdraw from the Principal Collection
Account the proceeds of any Advance on deposit therein as may be needed to settle any pending acquisition of an Eligible Collateral Obligation.

Subject to the Collateral Agent’s receipt of an Officer’s Certificate of the Servicer as to the satisfaction of the conditions precedent set forth in Section 6.2 and this Section 8.3, the Collateral Agent will release funds from the Collection Account to the Borrower in an amount not to exceed the lesser of (A) the amount requested by the Borrower and (B) the amount of Collections on deposit in the Collection Account.

Section 8.4    Fees. The Borrower shall pay the Undrawn Fee, the Structuring Fee and any other fees (collectively, “Fees”) in the amounts and on the dates set forth herein or in one or more fee letter agreements, dated on or after the date hereof, signed by the Borrower, the Facility Agent and/or any applicable Lender Group (as any such fee letter agreement may be amended, restated, supplemented or otherwise modified from time to time, a “Fee Letter”).

Section 8.5    Monthly Report. The Collateral Agent shall prepare (based on information provided to it by the Servicer, the Facility Agent, the Agents and the Lenders as set forth herein) a Monthly Report in the form of Exhibit D determined as of the close of business on each Determination Date and make available such Monthly Report to the Facility Agent, each Agent the Borrower and the Servicer on each Reporting Date starting with the Reporting Date in October 2018. If any party receiving any Monthly Report disagrees with any items of such report, it shall contact the Collateral Agent and notify it of such disputed item and provide reasonably sufficient information to correct such item, with (if other than the Facility Agent) a copy of such notice and information to the Facility Agent, each Agent and the Servicer. If the Collateral Agent agrees with any such correction and unless the Collateral Agent is otherwise timely directed by the Facility Agent, the Collateral Agent shall distribute a revised Monthly Report on the Business Day after it receives such information. If the Collateral Agent does not agree with any such correction or it is directed by the Facility Agent that the Collateral Agent should not make such correction, the Collateral Agent shall (within one Business Day) contact the Facility Agent and request instructions on how to proceed. The Facility Agent’s reasonable determination with regard to any disputed item in the Monthly Report shall be final.

The Servicer shall reasonably cooperate with the Collateral Agent in connection with the preparation of the Monthly Reports and any supplement thereto. Without limiting the generality of the foregoing, the Servicer shall supply any information maintained by it that the Collateral Agent may from time to time reasonably request with respect to the Collateral and reasonably needs to complete the reports, calculations and certificates required to be prepared by the Collateral Agent hereunder or required to permit the Collateral Agent to perform its obligations hereunder. Without limiting the generality of the foregoing, in connection with the preparation

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of a Monthly Report, (i) the Servicer shall be responsible for providing the Collateral Agent the information required for parts (a) through (c) of Exhibit D for such Monthly Report and (ii) the Facility Agent and the Agents shall be responsible for providing to the Collateral Agent the information required by Section 3.4 for part (d) of Exhibit D for such Monthly Report on which the Collateral Agent may conclusively rely. The Servicer ~~and the Facility Agent~~ shall review and verify the contents of the aforesaid reports (including the Monthly Report), instructions, statements and certificates. Upon receipt of approval from the Servicer ~~and the Facility Agent~~, the Collateral Agent shall send such reports, instructions, statements and certificates to the Borrower and the Servicer for execution.

ARTICLE IX

REPRESENTATIONS AND WARRANTIES OF THE BORROWER

In order to induce the other parties hereto to enter into this Agreement and, in the case of the Lenders, to make Advances hereunder, the Borrower hereby represents and warrants to the Facility Agent, the Agents and the Lenders as to itself, as of the Effective Date and each Funding Date, as follows:

Section 9.1    Organization and Good Standing.    It has been duly incorporated and is
validly existing under the laws of the jurisdiction of its incorporation, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted. It had at all relevant times and now has, power, authority and legal right (x) to acquire and own the Collateral Obligations and the Related Security, and to grant to the Collateral Agent a security interest in the Collateral Obligations and the Related Security and the other Collateral and (y) to enter into and perform its obligations under this Agreement and the other Transaction Documents to which it is a party.

Section 9.2    Due Qualification. It is duly qualified to do business and has obtained all necessary licenses and approvals and made all necessary filings and registrations in all jurisdictions, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect.

Section 9.3    Power and Authority. It has the power, authority and legal right to execute and deliver this Agreement and the other Transaction Documents to which it is a party and to perform its obligations hereunder and thereunder; has full power, authority and legal right to grant to the Collateral Agent, for the benefit of the Secured Parties, a valid and enforceable security interest in the Collateral Obligations and the other Collateral and has duly authorized such grant by all necessary action.

Section 9.4    Binding Obligations. This Agreement and the Transaction Documents to
which it is a party have been duly executed and delivered by the Borrower and are enforceable against the Borrower in accordance with their respective terms, except as such enforceability may be limited by (A) bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors’ rights generally, (B) equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law and (C) implied covenants of good faith and fair dealing.

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~~Closing~~Effective Date but after taking into account all updates, modifications and supplements to such information) is (when taken as a whole) true and correct in all material respects (or, in the case of general economic data, industry information or information relating to third parties, or if not prepared by or under the direction of the Borrower, is true and correct in all material respects to the Borrower’s knowledge) and does not omit to state a material fact necessary to make the statements contained therein (when taken as a whole) not misleading (or, in the case of general economic data, industry information or information relating to third parties, or if not prepared by or under the direction of the Borrower, does not omit to state such a fact to the Borrower’s knowledge). Without limiting the foregoing, all Collateral Obligations included as Eligible Collateral Obligations in the calculation of the Borrowing Base in the most recently delivered Monthly Report are Eligible Collateral Obligations as of the date of such calculation.

Section 9.15    Bulk Sales.    The grant of the security interest in the Collateral by the
Borrower to the Collateral Agent, for the benefit of the Secured Parties, pursuant to this Agreement, is in the ordinary course of business for the Borrower and is not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction.

Section 9.16    Collateral.    Except as otherwise expressly permitted or required by the terms of this Agreement, no item of Collateral has been sold, transferred, assigned or pledged by the Borrower to any Person.

Section 9.17    Selection Procedures.    In selecting the Collateral Obligations hereunder
and for Affiliates of the Borrower, no selection procedures were employed which are intended to be adverse to the interests of the Facility Agent, any Agent or any Lender.

Section 9.18    Indebtedness. The Borrower has no Indebtedness or other indebtedness, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than (i) Indebtedness incurred under the terms of the Transaction Documents and (ii) Indebtedness incurred pursuant to certain ordinary business expenses arising pursuant to the transactions contemplated by this Agreement and the other Transaction Documents.

Section 9.19    No Injunctions. No injunction, writ, restraining order or other order of any nature adversely affects the Borrower’s performance of its obligations under this Agreement or any Transaction Document to which the Borrower is a party.

Section 9.20 No Subsidiaries. The Borrower has no Subsidiaries other than any REO
Asset Owners.

Section 9.21 ERISA Compliance. ~~It has no benefit plans subject to ERISA. It is~~
~~not a Benefit Plan Investor.~~

(a)	The Borrower does not sponsor, maintain, or contribute to, and has never sponsored, maintained, or contributed to, and, except as would not reasonably be expected to have a Material Adverse Effect, no ERISA Affiliate sponsors, maintains, contributes to, or has any liability in respect of, or has ever sponsored, maintained, contributed to, or had any liability in respect of, a Plan.

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(b)	No ERISA Event has occurred on or prior to the date that this representation is made or deemed made that, whether alone or together with all other ERISA Events that have occurred, would reasonably be expected to have a Material Adverse Effect.

(c)	The Borrower is not, and will not become at any time while any
Obligations are outstanding, a Benefit Plan Investor.

Section 9.22    Investment Company Status.    It is not an “investment company” or a
company controlled by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended.

Section 9.23    Set-Off, Etc. No Collateral Obligation has been compromised, adjusted, extended, satisfied, subordinated, rescinded, set-off or modified by the Borrower or the Obligor thereof, and no Collateral is subject to compromise, adjustment, extension, satisfaction, subordination, rescission, set-off, counterclaim, defense, abatement, suspension, deferment, deduction, reduction, termination or modification, whether arising out of transactions concerning the Collateral or otherwise, by the Borrower or the Obligor with respect thereto, except, in each case, pursuant to the Transaction Documents and for amendments, extensions and modifications, if any, to such Collateral otherwise permitted hereby and in accordance with the Servicing Standard; provided, that, any breach of this Section 9.23 caused solely by a failure with respect to one or more Collateral Obligations shall not constitute an Event of Default if the Equityholder otherwise complies with Section 6.2 of the Sale Agreement with respect to each such Collateral Obligation.

Section 9.24    Collections. The Borrower acknowledges that all Collections received by it or its Affiliates with respect to the Collateral pledged hereunder are held and shall be held in trust for the benefit of the Collateral Agent, on behalf of the Secured Parties until deposited into the Collection Account in accordance with Section 10.10.

Section 9.25    Value Given. The Borrower has given fair consideration and reasonably equivalent value to the Equityholder in exchange for the purchase of the Collateral Obligations (or any number of them). No such transfer has been made for or on account of an antecedent debt and no such transfer is or may be voidable or subject to avoidance under any section of the Bankruptcy Code.

Section 9.26    Use of Proceeds.    The Borrower is not engaged in the business of
extending credit for the purpose of purchasing or carrying Margin Stock and none of the proceeds of the Advances will be used, directly or indirectly, for a purpose that violates Regulation T, Regulation U, Regulation X or any other regulation promulgated by the FRS Board from time to time.

Section 9.27    Separate Existence. The Borrower is operated as an entity with assets and liabilities distinct from those of any of its Affiliates or any Affiliates of the Servicer, and the Borrower hereby acknowledges that the Facility Agent, each of the Agents and each of the Lenders are entering into the transactions contemplated by this Agreement in reliance upon the Borrower’s identity as a separate legal entity (other than, if applicable, for U.S. federal income

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tax purposes).    Since its formation, the Borrower has been (and will be) operated in such a manner as to comply with the covenants set forth in Section 10.5.

There is not now, nor will there be at any time in the future, any agreement or understanding between the Borrower and the Servicer (other than as expressly set forth herein and the other Transaction Documents) providing for the allocation or sharing of obligations to make payments or otherwise in respect of any Taxes.

Section 9.28    Transaction Documents.    The Transaction Documents delivered to the
Facility Agent represent all material agreements between the Equityholder, on the one hand, and the Borrower, on the other. Upon the purchase and/or contribution of each Collateral Obligation (or an interest in a Collateral Obligation) pursuant to the this Agreement or the Sale Agreement, the Borrower shall be the lawful owner of, and have good title to, such Collateral Obligation and all assets relating thereto, free and clear of any Adverse Claim. All such assets are transferred to the Borrower without recourse to the Equityholder except as described in the Sale Agreement. The purchases of such assets by the Borrower constitute valid and true sales for consideration (and not merely a pledge of such assets for security purposes) and the contributions of such assets received by the Borrower constitute valid and true transfers for consideration, each enforceable against creditors of the Equityholder, and no such assets shall constitute property of the Equityholder.

Section 9.29    Anti-Terrorism, Anti-Money Laundering.    (a) Neither the Borrower nor
any ~~Affiliate~~OCSI Entity, officer, employee or director, acting on behalf of the Borrower is (i) a country, territory, organization, person or entity named on any sanctions list administered or imposed by the U.S. Government including, without limitation, the Office of Foreign Asset Control (“OFAC”) list, or any other list maintained for the purposes of sanctions enforcement by any of the United Nations, the European Union, Her Majesty’s Treasury in the UK, Germany, Canada, Australia, and any other country or multilateral organization (collectively, “Sanctions”), including but not limited to Cuba, Sudan, Iran, Syria, North Korea, and the Crimea region in Ukraine (the “Sanctioned Countries”); (ii) a Person that resides, is organized or located in any of the Sanctioned Countries or which is designated as a “Non-Cooperative Jurisdiction” by the Financial Action Task Force on Money Laundering, or whose subscription funds are transferred from or through such a jurisdiction or any Sanctioned Countries or is owned 50% or more or otherwise controlled, directly or indirectly by, or acting on behalf of, one or more Person who is the subject or target of Sanctions ; (iii) a “Foreign Shell Bank” within the meaning of the USA Patriot Act, i.e., a foreign bank that does not have a physical presence in any country and that is not affiliated with a bank that has a physical presence and an acceptable level of regulation and supervision; or (iv) a person or entity that resides in or is organized under the laws of a jurisdiction designated by the United States Secretary of the Treasury under Sections 311 or 312 of the USA Patriot Act as warranting special measures due to money laundering concerns. The Borrower is and each ~~Affiliate~~OCSI Entity, officer, employee or director, acting on behalf of the Borrower is (and is taking no action which would result in any such Person not being) in compliance with (a) all OFAC rules and regulations, (b) all United States of America, United Kingdom, United Nations, European Union, German, Canadian, Australian and all other sanctions, embargos and trade restrictions that the Borrower or any ~~of its Affiliates is~~OCSI Entities are subject and (c) the Anti-Money Laundering Laws. In addition, the described purpose (“trade related business activities”) does not include any kind of activities or business of or with

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any Person or in any country or territory that is subject to or the target of any sanctions administered by the U.S. Government, OFAC, the United Kingdom, the European Union, Germany, Canada, Australia or the United Nations Security Council (including the Sanctioned Countries) and does not involve commodities or services of a Sanctioned Country origin or shipped to, through or from a Sanctioned ~~County~~Country, or on vessels or aircrafts owned or registered by a Sanctioned Country, or financed or subsidized any of the foregoing.

(b) The Borrower has complied, in all material respects, with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act (collectively, the “Anti-Money Laundering Laws”). No actions, suits, proceedings or investigations by any court, governmental, or regulatory agency are ongoing or pending against the Borrower, its directors, officers or employees or anyone acting on its behalf in relation to a breach of the Anti-Money Laundering Laws, or, to the knowledge of the Borrower, threatened.
Section 9.30    Anti-Bribery and Corruption.

(a)    Neither the Borrower nor, to the best of the Borrower’s knowledge, any director, officer, employee, or anyone acting on behalf of the Borrower has engaged in any activity, or will take any action, directly or indirectly, which would breach applicable anti-bribery and corruption laws and regulations, including but not limited to the US Foreign and Corrupt Practices Act 1977, as amended, and the Bribery Act 2010 of the United Kingdom (the “Anti-Bribery and Corruption Laws”).

(b)	The Borrower and ~~their Affiliates have~~each OCSI Entity has each conducted their businesses in compliance with Anti-Bribery and Corruption Laws and have instituted and maintain policies and procedures reasonably designed to promote and ensure continued compliance with all Anti-Bribery and Corruption Laws and with the representation and warranty contained herein.

(c)	No actions, suits, proceedings or investigations by any court, governmental, or regulatory agency are ongoing or pending against the Borrower, its directors, officers or employees or anyone acting on its behalf in relation to a breach of the Anti-Bribery and Corruption Laws, or, to the actual knowledge of the Borrower, threatened.

(d)	The Borrower will not directly or indirectly use, lend or contribute the proceeds of the Advances for any purpose that would breach the Anti-Bribery and Corruption Laws.

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assets of the Borrower are available to pay the creditors of any of its equityholders or any Affiliate thereof.

(b)    It shall maintain records and books of account separate from those of any other Person.
(c)    It shall pay its own operating expenses and liabilities from its own funds.

(d)     It shall not hold itself out as being liable for the debts of any other Person.

It shall not pledge its assets to secure the obligations of any other Person. It shall not guarantee any obligation of any Person, including any Affiliate or become obligated for the debts of any other Person or hold out its credit or assets as being available to pay the obligations of any other Person.

(e)	It shall keep its assets and liabilities separate from those of all other entities. Except as expressly contemplated herein with respect to Excluded Amounts, it shall not commingle its assets with assets of any other Person.

(f)	It shall maintain bank accounts or other depository accounts separate from any other person or entity, including any Affiliate.

(g)	To the extent required under GAAP, it shall ensure that any consolidated financial statements including the Borrower, if any, have notes to the effect that the Borrower is a separate entity whose creditors have a claim on its assets prior to those assets becoming available to its equity holders.

(h)	It shall not amend, supplement or otherwise modify its organizational documents (as defined therein), except in accordance therewith and with the prior written consent of the Facility Agent (which consent shall not be unreasonably withheld, delayed or conditioned).

(i)	It shall at all times hold itself out to the public and all other Persons as a legal entity separate from its member and from any other Person (other than, if applicable, for
U.S. federal income tax purposes).

(j)	It shall file its own ~~tax~~Tax returns separate from those of any other Person, if and to the extent required to file tax returns under Applicable Law, except to the extent that it is treated as a “disregarded entity” for tax purposes and is not required to file ~~tax~~Tax returns under Applicable Law.

(k)	It shall conduct its business only in its own name and comply with all organizational formalities necessary to maintain its separate existence.

(l)	It shall maintain separate financial statements, showing its assets and liabilities separate and apart from those of any other Person and not have its assets listed on any financial statement of any other Person; provided, that its assets may be included in a consolidated financial statement of its Affiliate so long as (i) appropriate notation shall be made on such consolidated financial statements (if any) to indicate its separateness from such

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(x)	It shall not engage, directly or indirectly, in any business other than as required or permitted to be performed by the Transaction Documents.

(y)	It shall allocate fairly and reasonably any overhead expenses that are shared with any of its Affiliates, including for shared office space and for services performed by an employee of any Affiliate.

Nothing in this Section 10.5 other than Section 10.5(j) shall bind the position of the Borrower for U.S. tax purposes.

Section 10.6    Hedging Agreements.    (a)    With respect to any Fixed Rate Collateral
Obligation (other than Fixed Rate Collateral Obligations not counted as “excess” pursuant to clause (d) of the definition of “Excess Concentration Amount”), the Borrower hereby covenants and agrees that, upon the direction of the Facility Agent in its sole discretion as notified to the Borrower and the Servicer on or prior to the related Funding Date for such Collateral Obligation, the Borrower shall obtain and deliver to the Collateral Agent (with a copy to the Facility Agent and each Agent) one or more Hedging Agreements from qualified Hedge Counterparties having, singly or in the aggregate, an Aggregate Notional Amount not less than the amount determined by the Facility Agent in its reasonable discretion, which (1) shall each have a notional principal amount equal to or greater than the lesser of (I) the Principal Balance of such Fixed Rate Collateral Obligation and (II) $1,000,000, (2) may provide for reductions of the Aggregate Notional Amount on each Distribution Date on an amortization schedule for such Aggregate Notional Amount assuming a 0.0 ABS prepayment speed (or such other ABS prepayment speed as may be approved in writing by the Facility Agent) and zero losses, and (3) shall have other terms and conditions and be represented by Hedging Agreements otherwise acceptable to the Facility Agent in its sole discretion.

(b)	In the event that any Hedge Counterparty defaults in its obligation to make a payment to the Borrower under one or more Hedging Agreements on any date on which payments are due pursuant to a Hedging Agreement, the Borrower shall make a demand no later than the Business Day following such default on such Hedge Counterparty, or any guarantor, if applicable, demanding payment under the applicable Hedging Agreement in accordance with the terms of such Hedging Agreement. The Borrower shall give notice to the Lenders upon the continuing failure by any Hedge Counterparty to perform its obligations during the two Business Days following a demand made by the Borrower on such Hedge Counterparty, and shall take such action with respect to such continuing failure as may be directed by the Facility Agent.

(c)	In the event that any Hedge Counterparty no longer maintains the ratings specified in the definition of “Hedge Counterparty,” then within 30 days after receiving notice of such decline in the creditworthiness of such Hedge Counterparty as determined by any Rating Agency, the Borrower shall provide the Hedge Counterparty notice of the potential termination event resulting from such downgrade and, if the Hedge Counterparty fails to cure such potential termination event within the time frame specified in the related Hedging Agreement, the Borrower shall, at the written direction of the Facility Agent, (i) provided that a Replacement Hedging Agreement or Qualified Substitute Arrangement meeting the

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(i)    The Borrower, with the consent of the Facility Agent in its sole discretion, may sell all or a portion of the Hedging Agreements. The Borrower shall have the duty of obtaining a fair market value price for the sale of any Hedging Agreement, notifying the Facility Agent, each Agent and the Collateral Agent of prospective purchasers and bids, and selecting the purchaser of such Hedging Agreement. The Borrower and, at the Borrower’s request, the Collateral Agent, upon receipt of the purchase price in the Collection Account shall, with the prior written consent of the Facility Agent, execute all documentation necessary to release the Lien of the Collateral Agent on such Hedging Agreement and proceeds thereof.

Notwithstanding anything to the contrary in this Section 10.6, the parties hereto agree that should the Borrower fail to observe or perform any of its obligations under this Section 10.6 with respect to any Hedging Agreement, the sole result will be that the Collateral Obligation or Collateral Obligations that are the subject of such Hedging Agreement shall immediately cease to be Eligible Collateral Obligations for all purposes under this Agreement.

Section 10.7     Tangible Net Worth. The Borrower shall maintain at all times a positive
Tangible Net Worth.

Section 10.8    Taxes. The Borrower will be either a disregarded entity or a partnership for U.S. federal income tax purposes and will not engage in or permit any activity that causes it to be treated as a corporation for U.S. federal income tax purposes, including, without, limitation, by election or by operation of Section 7704 of the Code. Each Person that is treated as an equityholder of the Borrower for U.S. federal income tax purposes shall at all times be a U.S. Person. The Borrower will file on a timely basis all U.S. federal and other material Tax returns (including foreign, state, local and otherwise) required to be filed, if any, and will pay all U.S. federal and other material Taxes due and payable by it and any assessments made against it or any of its property (other than any amount the validity of which is contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP are provided on the books of the Borrower).

Section 10.9    Merger, Consolidation, Etc. The Borrower shall not merge or consolidate with any other Person or permit any other Person to become the successor to all or substantially all of its business or assets without the prior written consent of the Facility Agent in its sole discretion, other than in connection with the Merger.

Section 10.10 Deposit of Collections.    The Borrower shall transfer, or cause to be
transferred, all Collections to the Collection Account by the close of business on the Business Day following the date such Collections are received by the Borrower, the Equityholder, the Servicer or any of their respective Affiliates.

Section 10.11 Indebtedness; Guarantees. The Borrower shall not create, incur, assume or suffer to exist any Indebtedness other than Indebtedness permitted under the Transaction Documents. The Borrower shall incur no Indebtedness secured by the Collateral other than the Obligations. The Borrower shall not assume, guarantee, endorse or otherwise be or become directly or contingently liable for the obligations of any Person by, among other things, agreeing to purchase any obligation of another Person, agreeing to advance funds to such Person or

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causing or assisting such Person to maintain any amount of capital, other than as expressly permitted under the Transaction Documents.

Section 10.12 Limitation on Purchases from Affiliates. Other than pursuant to the Sale and Contribution Agreement, the Borrower shall not purchase any asset from the Equityholder or the Servicer or any Affiliate of the Borrower, the Equityholder or the Servicer.

Section 10.13 Documents. Except as otherwise expressly permitted herein, it shall not cancel or terminate any of the Transaction Documents to which it is party (in any capacity), or consent to or accept any cancellation or termination of any of such agreements, or amend or otherwise modify any term or condition of any of the Transaction Documents to which it is party (in any capacity) or give any consent, waiver or approval under any such agreement, or waive any default under or breach of any of the Transaction Documents to which it is party (in any capacity) or take any other action under any such agreement not required by the terms thereof, unless (in each case) the Facility Agent shall have consented thereto in its sole discretion.

Section 10.14 Preservation of Existence. The Borrower shall do or cause to be done all things necessary to (i) preserve and keep in full force and effect its existence as an exempted company and take all reasonable action to maintain its rights and franchises in the jurisdiction of its formation and (ii) qualify and remain qualified as an exempted company in good standing in each jurisdiction where the failure to qualify and remain qualified would reasonably be expected to have a Material Adverse Effect.

Section 10.15 Limitation on Investments. The Borrower shall not form, or cause to be formed, any Subsidiaries other than REO Asset Owners; or make or suffer to exist any loans or advances to, or extend any credit to, or make any investments (by way of transfer of property, contributions to capital, purchase of stock or securities or evidences of indebtedness, acquisition of the business or assets, or otherwise) in, any Affiliate or any other Person except investments as otherwise permitted herein and pursuant to the other Transaction Documents.

Section 10.16 Distributions. (a) The Borrower shall not declare or make (i) payment of any distribution on or in respect of any equity interests, or (ii) any payment on account of the purchase, redemption, retirement or acquisition of any option, warrant or other right to acquire such equity interests; provided that so long as no Event of Default or Unmatured Event of Default shall have occurred and be continuing, the Borrower may make a distribution of (A) amounts paid to it pursuant to Section 8.3(a) on the applicable Distribution Date and (B) the proceeds of any Advance on the applicable Advance Date, but only if such Advance is made in respect of an Eligible Collateral Obligation acquired by such Borrower on such Advance Date and none of the proceeds from such Advance are needed to settle the acquisition of such Eligible Collateral Obligation.

(b)    Prior to foreclosure by the Facility Agent upon any Collateral pursuant to
Section 13.3(c), nothing in this Section 10.16 or otherwise in this Agreement shall restrict the Borrower from exercising any Warrant Assets issued to it by Obligors from time to time to the extent funds are available to the Borrower under Section 8.3(a) or made available to the Borrower.

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Servicer to) provide prompt notice to the Facility Agent of any misdirected or errant payments made by any Obligor with respect to any Collateral Obligation and direct such Obligor to make payments as required hereunder.

Section 10.21 Delivery of Collateral Obligation Files. (a) The Borrower (or the Servicer
on behalf of the Borrower) shall deliver to the Collateral Custodian (with a copy to the Facility Agent at the following e-mail addresses (for electronic copies): amit.patel@db.com, james.kwak@db.com, andrew.goldsmith@db.com and ~~josh.buckman~~christopher.choi@db.com and each Agent) the Collateral Obligation Files identified on the related Document Checklist promptly upon receipt but in no event later than ~~three~~five (~~3~~5) Business Days of the related Funding Date; provided that any file-stamped document included in any Collateral Obligation File shall be delivered as soon as they are reasonably available (but in no event later than thirty
(30) calendar days after the related Funding Date).

(b) The Borrower shall deliver the following: (i) all Asset Approval Requests to lenderfinance_collatreview@list.db.com, (ii) Monthly Reports delivered in connection with Section 8.5 to csg.india@db.com, abs.conduits@db.com, dbinvestor@list.db.com, amit.patel@db.com,    james.kwak@db.com,    thorben.wedderien@db.com    and andrew.goldsmith@db.com, (iii) requests or notices delivered in accordance with Sections 2.2, 2.4 or 8.3(b), to abs.conduits@db.com, lenderfinance_collatreview@list.db.com, amit.patel@db.com,    james.kwak@db.com,    thorben.wedderien@db.com    and andrew.goldsmith@db.com and (iv) obligor reports delivered in connection with Section 7.5(l) to gcrt.ratingrequests@db.com and lenderfinance_collatreview@list.db.com.

Section 10.22 Collateral Obligation Schedule. As of the end of each March, June,
September and December of each year, the Borrower shall deliver an update of the Collateral Obligation Schedule to the Facility Agent (with a copy to the Collateral Agent and each Agent), certified true and correct by each of the Borrower and the Servicer. The Borrower hereby authorizes a UCC-3 amendment to be filed quarterly attaching each such updated Collateral Obligation Schedule and shall file such UCC-3 amendment at the request of the Facility Agent. Upon filing, a copy of such UCC-3 shall be provided to the Collateral Agent and Facility Agent.

Section 10.23 Notice to Specified Obligors. With respect to any Collateral Obligation where the related Obligor is also an obligor in respect of a Variable Funding Asset on which the Equityholder or any Affiliate thereof is a lender, the Borrower shall, or shall cause the Servicer to, deliver notice to each such Obligor within ten Business Days of the related Cut-Off Date that the related Collateral Obligation has been assigned to the Borrower.

Section 10.24 Risk Retention.

~~(a)~~For so long as any Obligations are outstanding~~, the~~ and any Lender is subject to the EU Securitization Rules:

(a)    The Equityholder represents and undertakes to the Facility Agent and the Lenders that: (A) that as an originator for the purposes of the EU Securitization Rules, it holds and will retain ~~unencumbered~~on an on-going basis, a material net economic interest in the transaction contemplated by this Agreement, which shall be comprised of 100% of the

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Preference Shares of the Borrower (representing no less than ~~6.0~~5% of the aggregate nominal value of all ~~the~~ Collateral Obligations measured at the time of their origination (being the occasion of each origination or acquisition of a Collateral Obligation by the Borrower)~~); (B) the Borrower shall have no other issued equity interests other than to Walkers Fiduciary Limited, and the aggregate Preference Shares held by the Equityholder with respect to its equity interests in the Borrower shall represent at least 5.0% of the aggregate nominal value of all the Collateral Obligations measured at the time of origination as described in (A) above; (C) the Equityholder shall not sell or enter into any credit risk mitigation, short positions or any other hedges or otherwise seek to~~, or such lesser amount that may be permitted under the EU Securization Regulation) (the “Retained Economic Interest”), for the purposes of complying with paragraph (d) of Article 6(3) of the EU Securitization Regulation as it applies at the date of this Agreement; (B) the Equityholder shall not (and will procure that any of its Affiliates do not) short, hedge, otherwise mitigate its credit risk or sell, transfer or otherwise surrender all or part of the rights, benefits or obligations arising from or associated with ~~respect to its equity interests in the Borrower~~the Retained Economic Interest (except as permitted by the ~~Capital Requirements Regulation) and (D) not less than 5~~EU Securitization Rules); and (C) over 50% of the aggregate outstanding principal balance of the Collateral Obligations ~~has been originated and underwritten by the Equityholder (as Servicer for the Borrower) or the Borrower as the named lender in the Underlying Instruments at origination thereof;~~ shall constitute Retention Holder Collateral Obligations, with such proportion of Retention Holder Collateral Obligations being measured on the basis of the aggregate outstanding principal balance of the Collateral Obligations following the settlement of each acquisition or origination of a Collateral Obligation by the Borrower, or, if at any time less than 50.01% of all of the Collateral Obligations are Retention Holder Collateral Obligations, it shall procure that the Borrower shall only acquire or originate Eligible Collateral Obligations that qualify as Retention Holder Collateral Obligations until not less than 50.01% of all Collateral Obligations are Retention Holder Collateral Obligations;

(b)    The Equityholder represents that for purposes of the Retention ~~Requirements that it established the securitisation transaction contemplated by the Agreement by incorporating the Borrower, determining the Borrower’s policies and eligibility criteria for the acquisition and origination of Collateral Obligations, determining the transaction structure and negotiating the Transaction Documents with the various transaction parties; and~~

(b)    ~~(c)~~ Each Monthly Report shall contain or be accompanied by a certification from the Equityholder containing a representation that all of the conditions set forth in ~~clause~~clauses (a)(A) and (a)(B) above are true and have been true up to and on each date of the related Collection Period. The Equityholder shall provide to the Facility Agent and/or any Lender that is subject to the ~~Retention Requirements~~EU Securitization Rules: (A) prompt written notice of any breach of ~~its~~the obligations set forth in ~~Section 10.24~~clauses (a)(A) and (B) above; (B) confirmation that all of the conditions set forth in ~~Section 10.24~~clause (a) above continue to be complied with (x) in the event of a material change in the performance of the Collateral Obligations ~~and~~or the risk characteristics of the Advances and
(y)upon the occurrence of any Event of Default or becoming aware of any breach of ~~its~~the obligations contained in any Transaction ~~Document~~Documents; and (C) all information and documents that ~~any such entity requests~~the Facility Agent and/or any Lender may reasonably request in connection with its obligations under ~~the Retention Requirements~~Article 5 of the

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EU Securitization Regulation and any related EU Securitization Rules, but only to the extent the same is not subject to laws governing the protection of confidentiality of information and the processing of personal data (“Restricted Information”), or if it is Restricted Information and cannot be anonymized or aggregated to the extent not prohibited by law or the terms of such Restricted Information, if the Facility Agent and/or relevant Lender enters into a confidentiality agreement reasonably acceptable to the Equityholder; and provided that the Equityholder shall not be required to provide any information relating to any limited partner of the Equityholder;

(c)	The Equityholder represents that it has been involved in the establishment of the transaction contemplated by this Agreement by: (A) causing the formation of the Borrower as a 100% owned subsidiary; (B) approving the eligibility criteria for the origination and acquisition of Collateral Obligations by the Borrower; and (C) negotiating and approving the execution of the Transaction Documents by the Borrower, the Equityholder and the Servicer;

(d)	The Equityholder hereby further represents and undertakes to the
Facility Agent and the Lenders party hereto as follows:

(i)	It was not established for, and does not operate for, the sole purpose of securitizing exposures.

(ii)	(A) The Retention Holder Originated Collateral Obligations have been, or will be originated pursuant to a sound and well-defined credit granting criteria and clearly established processes for approving, amending, modifying, renewing and financing those credits and the Equityholder has effective systems in place to apply those criteria and processes to ensure that such credits are granted and approved based on a thorough assessment of the relevant Obligor’s creditworthiness; and (B) the Equityholder will use reasonable skill and care to ensure that the Retention Holder Acquired Collateral Obligations and each other Eligible Collateral Obligation acquired by the Borrower in respect of which the initial originator was not a European credit institution or investment firm (as each such term is defined in Capital Requirements Regulation (Regulation (EU) No 575/2013)) have been, or will be originated pursuant to a sound and well-defined credit granting criteria and clearly established processes for approving, amending, modifying, renewing and financing those credits and that the initial originator had effective systems in place to apply those criteria and processes to ensure that such credits are granted and approved based on a thorough assessment of the relevant Obligor’s creditworthiness.

(iii)	The Equityholder is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has full power and authority to execute, deliver and perform its obligations under this Agreement.

(iv)	The Equityholder has taken all necessary action to authorize the entering into this Agreement on the terms and conditions hereof and the execution, delivery and performance of this Agreement and the performance of all obligations imposed upon it hereunder.

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(v)	All consents, licenses, authorizations, and approvals of, and registrations and declarations with, any governmental authority or regulatory body necessary for the due execution, delivery, and performance of this Agreement have been obtained and remain in full force and effect and all conditions thereof have been duly complied with, and no other action by, and no notice to or filing with, any governmental authority or regulatory body is required in connection with the execution, delivery or performance of this Agreement except where the lack or failure thereof would not reasonably be expected to have a Material Adverse Effect.

(vi)	This Agreement constitutes the legal, valid, and binding obligation of the Equityholder and is enforceable against the Equityholder in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium, conservatorship, receivership, and other laws of general applicability relating to or affecting, creditors’ rights and, subject as to enforceability, to equitable principles of general application.

Section 10.25 Moody’s RiskCalc. With respect to any Collateral Obligation, at any time that the Agency Rating hereunder is determined by the use of Moody’s RiskCalc: (1) the Borrower (or the Servicer on behalf of the Borrower) shall request a credit estimate, shadow rating or similar rating within 10 Business Days of the applicable Cut-Off Date and (2) the Borrower (or the Servicer on behalf of the Borrower) shall refresh such Moody’s RiskCalc promptly upon the occurrence of a Revaluation Event with respect to such Collateral Obligation.

Section 10.26 Repurchase of Preference Shares. The Borrower shall not repurchase or agree to repurchase any Preference Share or redeem or agree to redeem any Preference Share except in accordance with the Preference Share Purchase Agreement.

ARTICLE XI

THE COLLATERAL AGENT

Section 11.1    Appointment    of    Collateral    Agent.    Wells    Fargo    Bank,    National

Association is hereby appointed as Collateral Agent pursuant to the terms hereof. The Secured Parties hereby appoint the Collateral Agent to act exclusively as the agent for purposes of perfection of a security interest in the Collateral and Collateral Agent of the Secured Parties to act as specified herein and in the other Transaction Documents to which the Collateral Agent is a party. The Collateral Agent hereby accepts such agency appointment to act as Collateral Agent pursuant to the terms of this Agreement, until its resignation or removal as Collateral Agent or Collateral Custodian pursuant to the terms hereof.

Section 11.2    Monthly Reports. The Collateral Agent shall prepare the Monthly Report in accordance with Section 8.5 and distribute funds in accordance with such Monthly Report in accordance with Section 8.3.

Section 11.3    Collateral Administration. The Collateral Agent shall maintain a database of certain characteristics of the Collateral on an ongoing basis, and provide to the Borrower, the Servicer, each Agent and the Facility Agent certain reports, schedules and calculations, all as

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the Collateral Agent nor any of its affiliates, directors, officers, shareholders, agents or employees will be liable to the Servicer, Borrower or any other Person, except by reason of acts or omissions by the Collateral Agent constituting bad faith, willful misfeasance, gross negligence or reckless disregard of the Collateral Agent’s duties hereunder. The Collateral Agent shall in no event have any liability for the actions or omissions of the Borrower, the Servicer, the Facility Agent or any other Person, and shall have no liability for any inaccuracy or error in any duty performed by it that results from or is caused by inaccurate, untimely or incomplete information or data received by it from the Borrower, the Servicer, the Facility Agent or another Person except to the extent that such inaccuracies or errors are caused by the Collateral Agent’s own bad faith, willful misfeasance, gross negligence or reckless disregard of its duties hereunder. The Collateral Agent shall not be liable for failing to perform or delay in performing its specified duties hereunder which results from or is caused by a failure or delay on the part of the Borrower or the Servicer, the Facility Agent or another Person in furnishing necessary, timely and accurate information to the Collateral Agent. For purposes of monitoring changes in ratings, the Collateral Agent shall be entitled to use and rely (in good faith) exclusively upon a single reputable electronic financial information reporting services (which for ratings by ~~Standard & Poor’s~~S&P shall be www.standardandpoors.com or www.ratingsdirect.com) and shall have no liability for any inaccuracies in the information reported by, or other errors or omissions of, any such service. It is hereby expressly agreed that Bloomberg Financial Markets is one such reputable service.

(m)	The Collateral Agent shall be under no obligation to exercise or honor any of the rights or powers vested in it by this Agreement at the request or direction of the Facility Agent (or any other Person authorized or permitted to direct the Collateral Agent hereunder) pursuant to this Agreement, unless the Facility Agent (or such other Person) shall have offered the Collateral Agent security or indemnity reasonably acceptable to the Collateral Agent against costs, expenses and liabilities (including any legal fees) that might reasonably be incurred by it in compliance with such request or direction.

(n)	In no event shall the Collateral Agent be liable for any failure or delay in the performance of its obligations hereunder because of circumstances beyond its control, including, but not limited to, flood, war (whether declared or undeclared), terrorism, fire, riot, embargo, government action (including any laws, ordinances, regulations) or the like that delay, restrict or prohibit the providing of services by the Collateral Agent as contemplated by this Agreement.

Section 11.9    Tax Reports.    The Collateral Agent shall not be responsible for the
preparation or filing of any reports or returns relating to federal, state or local income taxes with respect to this Agreement, other than in respect of the Collateral Agent’s compensation or for reimbursement of expenses.

Section 11.10 Merger or Consolidation. Any Person (i) into which the Collateral Agent may be merged or consolidated, (ii) that may result from any merger or consolidation to which the Collateral Agent shall be a party, or (iii) that may succeed to the properties and assets of the Collateral Agent substantially as a whole, which Person in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Collateral Agent hereunder, shall be

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ARTICLE XIII
EVENTS OF DEFAULT

Section 13.1    Events of Default.    Each of the following shall constitute an Event of
Default under this Agreement:

(a)	any default in the payment when due of (i) any principal of any Advance or (ii) any other amount payable by the Borrower or the Servicer hereunder, including any Yield on any Advance, any Undrawn Fee or any other Fee, in each case, which default shall continue for two Business Days;

(b)	the Borrower or the Servicer shall fail to perform or observe in any material respect any other term, covenant or agreement contained in this Agreement, or any other Transaction Document (without giving effect to any “material”, “Material Adverse Effect” or other similar qualification to such term, covenant or agreement) on its part to be performed or observed and, except in the case of the covenants and agreements contained in Section 10.7, Section 10.9, Section 10.11 and Section 10.16 as to each of which no grace period shall apply, any such failure shall remain unremedied for thirty (30) days after the earlier to occur of (i) the date on which a Responsible Officer of the Borrower or the Servicer acquires actual knowledge thereof and (ii) the date on which written notice of such failure requiring the same to be remedied shall have been given by the Facility Agent to the Borrower or the Servicer;

(c)	any representation or warranty of the Borrower or the Servicer made or deemed to have been made hereunder or in any other Transaction Document or any other writing or certificate furnished by or on behalf of the Borrower or the Servicer to the Facility Agent, any Agent or any Lender for purposes of or in connection with this Agreement or any other Transaction Document (including any Monthly Report) shall prove to have been false or incorrect in any material respect when made or deemed to have been made and the same continues unremedied for a period of thirty (30) days (if such failure can be remedied) after the earlier to occur of (i) the date on which written notice of such failure requiring the same to be remedied shall have been given to the Borrower or the Servicer, and (ii) the date on which a Responsible Officer of the Borrower or the Servicer acquires knowledge thereof; provided, that no breach shall be deemed to occur hereunder in respect of any representation or warranty relating to the “eligibility” of any Collateral Obligation if the Borrower complies with its obligations in Section 7.11 with respect to such Collateral Obligation;

(d)	an Insolvency Event shall have occurred and be continuing with respect to either the Borrower, the Servicer or the Equityholder;

(e)	other than as a result of a Specified Borrowing Base Breach, the aggregate principal amount of all Advances outstanding hereunder exceeds the Borrowing Base, calculated in accordance with Section 1.2(h), and such condition continues unremedied for three (3) consecutive Business Days;

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(f)	the Internal Revenue Service shall file notice of a Lien pursuant to Section
6323 of the Code with regard to any of the assets of the Borrower, or ~~the Pension Benefit Guaranty Corporation shall file notice of a Lien pursuant to Section 4068 of ERISA with regard to any of the assets of the Borrower~~an ERISA Event occurs that, alone or together with all other ERISA Events that have occurred, would reasonably be expected to have a Material Adverse Effect;

(g)	(i) any Transaction Document or any Lien granted thereunder shall (except in accordance with its terms), in whole or in material part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of the Borrower; or (ii) the Borrower or the Servicer or any other Person shall, directly or indirectly, contest in any manner the effectiveness, validity, binding nature or enforceability of any Transaction Document; or (iii) any security interest securing any Obligation shall, in whole or in part, cease to be a perfected first priority security interest (except, as to priority, for Permitted Liens), except as permitted in accordance with Section 12.3;

(h)	a Servicer Default shall have occurred and be continuing past any applicable notice or cure period provided in the definition thereof;

(i)	failure of the Borrower to make any payment when due (after giving effect to any related grace period) under one or more agreements for borrowed money to which it is a party in an aggregate amount in excess of $250,000, individually or in the aggregate; or the occurrence of any event or condition that gives rise to a right of acceleration with respect to such recourse debt in excess of $250,000;

(j)a Change of Control shall have occurred without the consent of the Facility Agent;
(k)the Borrower shall become required to register as an “investment company” within the meaning of the 1940 Act or the arrangements contemplated by the Transaction Documents shall require registration as an “investment company” within the meaning of the 1940 Act;

(l)	failure on the part of the Borrower, the Equityholder or the Servicer to (i)
make any payment or deposit (including, without limitation, with respect to bifurcation and remittance of Principal Collections and Interest Collections or any other payment or deposit required to be made by the terms of the Transaction Documents) required by the terms of any Transaction Document in accordance with Section 7.3(b) and Section 10.10 or (ii) otherwise observe or perform any covenant, agreement or obligation with respect to the management and distribution of funds received with respect to the Collateral;

(m)	[reserved];

(n)	the Borrower makes any assignment or attempted assignment of its respective rights or obligations under this Agreement or any other Transaction Document without first obtaining the specific written consent of the Required Lenders, which consent may be withheld in the exercise of their respective sole and absolute discretion;

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make an assignment or sell a participation in any Advance to any Equityholder or any Affiliate of any Equityholder. Each Lender shall endorse the Notes to reflect any assignments made pursuant to this Article XV or otherwise.

Section 15.5    Registration; Registration of Transfer and Exchange.    (a)    The Facility
Agent, acting solely for this purpose as agent for the Borrower (and, in such capacity, the “Loan Registrar”), shall maintain a register for the recordation of the name and address of each Lender (including any assignees), and the principal amounts (and stated interest) owing to such Lender pursuant to the terms hereof from time to time (the “Loan Register”). The entries in the Loan Register shall be conclusive absent manifest error, and the Borrower, the Collateral Agent, the Facility Agent, each Agent and each Lender shall treat each Person whose name is recorded in the Loan Register pursuant to the terms hereof as a Lender hereunder. The Loan Register shall be available for inspection by the Borrower and any Lender at any reasonable time and from time to time upon reasonable prior notice.

(b)	Each Person who has or who acquired an interest in a Note shall be deemed by such acquisition to have agreed to be bound by the provisions of this Section 15.5. A Note may be exchanged (in accordance with Section 15.5(c)) and transferred to the holders (or their agents or nominees) of the Advances and to any assignee (in accordance with Section 15.4) (or its agent or nominee) of all or a portion of the Advances. The Loan Registrar shall not register (or cause to be registered) the transfer of such Note, unless the proposed transferee shall have delivered to the Loan Registrar either (i) an Opinion of Counsel that the transfer of such Note is exempt from registration or qualification under the Securities Act of 1933, as amended, and all applicable state securities laws and that the transfer does not constitute a non-exempt “prohibited transaction” under ERISA or (ii) an express agreement by the proposed transferee to be bound by and to abide by the provisions of this Section 15.5 and the restrictions noted on the face of such Note.

(c)	At the option of the holder thereof, a Note may be exchanged for one or more new Notes of any authorized denominations and of a like class and aggregate principal amount at an office or agency of the Borrower. Whenever any Note is so surrendered for exchange, the Borrower shall execute and deliver (through the Loan Registrar) the new Note which the holder making the exchange is entitled to receive at the Loan Registrar’s office, located at DB Services Americas Inc., 5022 Gate Parkway, Suite 200, Jacksonville, Florida, 32256, Attention: Transfer Unit.

(d)	Upon surrender for registration of transfer of any Note at an office or agency of the Borrower, the Borrower shall execute and deliver (through the Loan Registrar), in the name of the designated transferee or transferees, one or more new Notes of any authorized denominations and of a like class and aggregate principal amount.

(e)	All Notes issued upon any registration of transfer or exchange of any Note in accordance with the provisions of this Agreement shall be the valid obligations of the Borrower, evidencing the same debt, and entitled to the same benefits under this Agreement, as the Note(s) surrendered upon such registration of transfer or exchange.

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(f)	Every Note presented or surrendered for registration of transfer or for exchange shall (if so required by the Borrower or the Loan Registrar) be fully endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Loan Registrar, duly executed by the holder thereof or his attorney duly authorized in writing.

(g)	No service charge shall be made for any registration of transfer or exchange of a Note, but the Borrower may require payment from the transferee holder of a sum sufficient to cover any ~~tax~~Tax or other governmental charge that may be imposed in connection with any registration of transfer of exchange of a Note.

(h) The holders of the Notes shall be bound by the terms and conditions of this Agreement.

Section 15.6    Mutilated, Destroyed, Lost and Stolen Notes. (a) If any mutilated Note is surrendered to the Loan Registrar, the Borrower shall execute and deliver (through the Loan Registrar) in exchange therefor a new Note of like class and tenor and principal amount and bearing a number not contemporaneously outstanding.

(b)	If there shall be delivered to the Borrower and the Loan Registrar prior to the payment of the Notes (i) evidence to their satisfaction of the destruction, loss or theft of any Note and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Borrower or the Loan Registrar that such Note has been acquired by a bona fide Lender, the Borrower shall execute and deliver (through the Loan Registrar), in lieu of any such destroyed, lost or stolen Note, a new Note of like class, tenor and principal amount and bearing a number not contemporaneously outstanding.

(c)	Upon the issuance of any new Note under this Section 15.6, the Borrower may require the payment from the transferor holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith.

(d)	Every new Note issued pursuant to this Section 15.6 and in accordance with the provisions of this Agreement, in lieu of any destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Borrower, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Agreement equally and proportionately with any and all other Notes duly issued hereunder.

(e)	The provisions of this Section 15.6 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of a mutilated, destroyed, lost or stolen Note.

Section 15.7    Persons Deemed Owners. The Borrower, the Servicer, the Facility Agent,
the Collateral Agent and any agent for any of the foregoing may treat the holder of any Note as reflected in the Loan Register as the owner of such Note for all purposes whatsoever, whether or

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not such Note may be overdue, and none of Borrower, the Servicer, the Facility Agent, the Collateral Agent and any such agent shall be affected by notice to the contrary.

Section 15.8    Cancellation. All Notes surrendered for payment or registration of transfer or exchange shall be promptly canceled. The Borrower shall promptly cancel and deliver to the Loan Registrar any Notes previously authenticated and delivered hereunder which the Borrower may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly canceled by the Borrower. No Notes shall be authenticated in lieu of or in exchange for any Notes canceled as provided in this Section 15.8, except as expressly permitted by this Agreement.

Section 15.9    Participations; Pledge.    (a)    At any time and from time to time, each
Lender may, in accordance with Applicable Law, grant participations in all or a portion of its Note and/or its interest in the Advances and other payments due to it under this Agreement to any Person (each, a “Participant”). Each Lender hereby acknowledges and agrees that (A) any such participation will not alter or affect such Lender’s direct obligations hereunder, and (B) none of the Borrower, the Servicer, the Facility Agent, any Agent, any Lender, the Collateral Agent nor the Servicer shall have any obligation to have any communication or relationship with any Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Section
4.3    and Section 5.1 (subject to the requirements and limitations therein, including the requirements under Section 4.3(f) (it being understood that the documentation required under Section 4.3(f) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to this Article XV; provided that such Participant (A) agrees to be subject to the provisions of Section 17.16 as if it were an assignee under this Article XV; and (B) shall not be entitled to receive any greater payment under Section 4.3 or Section 5.1, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent that such entitlement to receive a greater payment results from a change in any Applicable Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrower's request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 17.16(b) with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 17.1 as though it were a Lender.

(b)	Notwithstanding anything in Section 15.9(a) to the contrary, each Lender may pledge its interest in the Advances and the Notes to any Federal Reserve Bank as collateral in accordance with Applicable Law without the prior written consent of any Person.

(c)	Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the obligations under the Transaction Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any obligations under any Transaction Document) except to the extent that such disclosure is necessary to establish that such obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations and Section 1.163-5(b) of the proposed United States Treasury Regulations. The entries in the Participant Register shall be

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expenses of litigation. This Section 16.1 shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

Section 16.2    Servicer Indemnity.    Without limiting any other rights which any such
Person may have hereunder or under Applicable Law, the Servicer agrees to indemnify the Indemnified Parties forthwith on demand, from and against any and all Indemnified Amounts incurred by such Indemnified Party by reason of any acts or omissions of the Servicer in its capacity as Servicer and related to any Transaction Document, the transactions contemplated thereby or any certificate or other written material delivered by the Servicer pursuant hereto or thereto, excluding, however, Indemnified Amounts payable to an Indemnified Party (a) to the extent determined by a court of competent jurisdiction to have resulted from gross negligence, fraud, bad faith, criminal conduct, reckless disregard or willful misconduct on the part of any Indemnified Party and (b) resulting from the performance of the Collateral Obligations.

If the Servicer has made any indemnity payments to any Indemnified Party pursuant to this Section 16.2 and such Indemnified Party thereafter collects any of such amounts from others, such Indemnified Party will as promptly as possible repay such amounts collected to the Servicer.

Indemnification under this Section 16.2 shall survive the termination of this Agreement and the resignation or removal of any Indemnified Party and shall include reasonable and documented fees and out-of-pocket expenses of counsel and reasonable and documented out-of-pocket expenses of litigation.

Section 16.3    Contribution. (a) If for any reason (other than the exclusions set forth in the first paragraph of Section 16.1) the indemnification provided above in Section 16.1 is unavailable to an Indemnified Party or is insufficient to hold an Indemnified Party harmless, then the Borrower agrees to contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by such Indemnified Party, on the one hand, and the Borrower and its Affiliates, on the other hand, but also the relative fault of such Indemnified Party, on the one hand, and the Borrower and its Affiliates, on the other hand, as well as any other relevant equitable considerations.

(b) If for any reason (other than the exclusions set forth in the first paragraph of Section 16.2) the indemnification provided above in Section 16.2 is unavailable to an Indemnified Party or is insufficient to hold an Indemnified Party harmless, then the Servicer agrees to contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by such Indemnified Party, on the one hand, and the Servicer and its Affiliates, on the other hand, but also the relative fault of such Indemnified Party, on the one hand, and the Servicer and its Affiliates, on the other hand, as well as any other relevant equitable considerations.

Section 16.4    Risk Retention Indemnity. Each of the Equityholder, the Servicer and the
Borrower agrees to indemnify, jointly and severally, the Facility Agent, the Lenders and each of their respective assigns and officers, directors, members, managers, employees and agents thereof (collectively, the “Retention Indemnified Parties”), forthwith on demand, from and against any

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and all damages, losses, claims, liabilities and related costs and expenses, including reasonable invoiced attorneys’ fees and disbursements awarded against, incurred by or asserted against such Retention Indemnified Party (“Retention Indemnified Amounts”) arising out of or as a result of: (i) any representation or warranty made or deemed made by any of the Equityholder, the Servicer or the Borrower or any of their respective officers under or in connection with Section 10.24 of this Agreement, which shall have been false, incorrect or misleading in any material respect when made or deemed made or delivered or (ii) the failure by any of the Equityholder, the Servicer or the Borrower to comply with any term, provision or covenant or undertaking contained in Section 10.24 of this Agreement. Notwithstanding anything herein to the contrary, the Equityholder shall not be responsible for the payment of any Retention Indemnified Amounts if (i) the Equityholder divests its interest in the Borrower as the sole result of a determination by the Securities and Exchange Commission (the “SEC”) to change the SEC’s interpretation or the terms of any assent the SEC may have granted regarding the Equityholder’s interest in the Borrower which the Equityholder, in its reasonable discretion, certifies to the Facility Agent and each Lender to be materially adverse to it; or (ii) a court of competent jurisdiction determines that the Retention Indemnified Amounts resulted from the negligence, bad faith or willful misconduct on the part of any Retention Indemnified Party.

ARTICLE XVII

MISCELLANEOUS

Section 17.1    No Waiver; Remedies. No failure on the part of any Lender, the Facility
Agent, the Collateral Agent, the Collateral Custodian, any Agent, any Indemnified Party or any Affected Person to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by any of them of any right, power or remedy hereunder preclude any other or further exercise thereof, or the exercise of any other right, power or remedy. The remedies herein provided are cumulative and not exclusive of any remedies provided by law. Without limiting the foregoing, each Lender is hereby authorized by the Borrower during the existence of an Event of Default, to the fullest extent permitted by law, to set off and apply any and all deposits relating to the Borrower or the transactions contemplated hereby (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by it to or for the credit or the account of the Borrower to the amounts owed by the Borrower under this Agreement, to the Facility Agent, the Collateral Agent, the Collateral Custodian, any Agent, any Affected Person, any Indemnified Party or any Lender or their respective successors and assigns. Without limiting the foregoing, each Lender is hereby authorized by the Servicer during the existence of an Event of Default, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by it to or for the credit or the account of the Servicer to the amounts owed by the Servicer under this Agreement, to the Facility Agent, the Collateral Agent, the Collateral Custodian, any Affected Person, any Indemnified Party, any Agent or any Lender or their respective successors and assigns.

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Section 17.15 Non-Confidentiality of Tax Treatment. All parties hereto agree that each of them and each of their employees, representatives, and other agents may disclose to any and all Persons, without limitation of any kind, the tax treatment and tax structure of the transaction and all materials of any kind (including, without limitation, opinions or other tax analyses) that are provided to any of them relating to such tax treatment and tax structure. “Tax treatment” and “tax structure” shall have the same meaning as such terms have for purposes of Treasury Regulation Section 1.6011-4; provided that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, the provisions of this Section 17.15 shall only apply to such portions of the document or similar item that relate to the tax treatment or tax structure of the transactions contemplated hereby.

Section 17.16    Replacement of Lenders.

(a)    If any Lender requests compensation under Section 5.1, or requires the

Borrower to pay any Indemnified Taxes or additional amounts to any Lender or Official Body for the account of any Lender pursuant to Section 4.3, then such Lender shall (at the request of the Borrower) use reasonable efforts to designate a different lending office for funding or booking the Obligations or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 4.3 or Section 5.1, as the case may be, in the future, and (ii) would not subject such Lender to any material unreimbursed cost or expense and would not otherwise be materially disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.; provided, that such reasonable costs and expenses cannot exceed the amounts required as compensation under Section 5.1 or that the Borrower is or will be required to pay on account of Indemnified Taxes or additional amounts pursuant to Section 4.3.

(b) At any time there is more than one Lender, the Borrower shall be permitted, at its sole expense and effort, to replace any Lender, except (i) the Facility Agent (unless the Facility Agent is the subject of a Bail-In Action) or (ii) any Lender which is administered by the Facility Agent or an Affiliate of the Facility Agent (unless such Lender is the subject of a Bail-In Action), that (a) requests reimbursement, payment or compensation for any amounts owing pursuant to Section 4.3 or Section 5.1 or (b) has received a written notice from the Borrower of an impending change in law that would entitle such Lender to payment of additional amounts pursuant to Section 4.3 or Section 5.1, unless such Lender designates a different lending office before such change in law becomes effective pursuant to Section 17.16(a) and such alternate lending office obviates the need for the Borrower to make payments of additional amounts pursuant to Section 4.3 or Section 5.1 or (c) has not consented to any proposed amendment, supplement, modification, consent or waiver, each pursuant to Section 17.2, (d) defaults in its obligation to make Advances hereunder or (e) is the subject of a Bail-In Action; provided, that (i) nothing herein shall relieve a Lender from any liability it might have to the Borrower or to the other Lenders for its failure to make any Advance, (ii) the replacement financial institution shall purchase, at par, all Advances and other amounts owing to such replaced Lender on or prior to the date of replacement, (iii) during the

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Revolving Period, the replacement financial institution, if not already a Lender, shall be reasonably satisfactory to the Facility Agent so long as the Facility Agent is not the subject of a Bail-In Action, (iv) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section 15.5, (v) until such time as such replacement shall be consummated, the Borrower shall pay all additional amounts (if any) for Increased Costs or Taxes, as the case may be, otherwise required to be paid hereunder, (vi) any such replacement shall not be deemed to be a waiver of any rights that the Borrower, the Facility Agent or any other Lender shall have against the replaced Lender, (vii) if such replacement is being effected as a result of a Lender requesting compensation pursuant to Section 4.3 or Section 5.1, such replacement, if effected, will result in a reduction in such compensation or payment thereafter and (viii) such replacement is not the subject of a Bail-In Action. Notwithstanding anything contained to the contrary in this Agreement, no Lender removed or replaced under the provisions hereof shall have any right to receive any amounts set forth in Section 2.5(b) in connection with such removal or replacement. A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

Section 17.17 Consent to Jurisdiction. Each party hereto hereby irrevocably submits to the ~~non-~~exclusive jurisdiction of any New York State or Federal court sitting in New York City in any action or proceeding arising out of or relating to the Transaction Documents, and each party hereto hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court. The parties hereto hereby irrevocably waive, to the fullest extent they may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. The parties hereto agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

Section 17.18 Option to Acquire Rating. Each party hereto hereby acknowledges and agrees that the Facility Agent (on behalf and at the expense of the Lenders) may, at any time and in its sole discretion, obtain a public rating for this loan facility. The Borrower and the Servicer hereby agree (at the sole expense of the Lenders) to use commercially reasonable efforts, at the request of the Facility Agent, to cooperate with the acquisition and maintenance of any such rating.

Section 17.19 Acknowledgement and Consent to Bail-In of EEA Financial Institutions.
Notwithstanding anything to the contrary in any Transaction Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Transaction Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)	the application of any Write-Down and Conversion Powers by an EEA
Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

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(vii)	The Facility Agent may direct the Collateral Custodian to take any such incidental action hereunder. With respect to other actions which are incidental to the actions specifically delegated to the Collateral Custodian hereunder, the Collateral Custodian shall not be required to take any such incidental action hereunder, but shall be required to act or to refrain from acting (and shall be fully protected in acting or refraining from acting) upon the direction of the Facility Agent; provided that the Collateral Custodian shall not be required to take any action hereunder at the request of the Facility Agent, any Secured Parties or otherwise if the taking of such action, in the reasonable determination of the Collateral Custodian, (x) shall be in violation of any Applicable Law or contrary to any provisions of this Agreement or (y) shall expose the Collateral Custodian to liability hereunder or otherwise (unless it has received indemnity which it reasonably deems to be satisfactory with respect thereto). In the event the Collateral Custodian requests the consent of the Facility Agent and the Collateral Custodian does not receive a consent (either positive or negative) from the Facility Agent within ten (10) Business Days of its receipt of such request, then the Facility Agent shall be deemed to have declined to consent to the relevant action.

(viii)	The Collateral Custodian shall not be liable for any action taken, suffered or omitted by it in accordance with the request or direction of any Secured Party, to the extent that this Agreement provides such Secured Party the right to so direct the Collateral Custodian, or the Facility Agent in the absence of its own bad faith, fraud, gross negligence, willful misconduct or reckless disregard. The Collateral Custodian shall not be deemed to have notice or knowledge of any matter hereunder, including an Event of Default, unless a Responsible Officer of the Collateral Custodian has actual knowledge of such matter or written notice thereof is received by the Collateral Custodian.

Section 18.3    Delivery of Collateral Obligation Files. (a) The Servicer (on behalf of the
Borrower) shall deliver, ~~on or prior to the applicable Funding Date (but no more than five (5) Business Days after such Funding Date, except as set forth~~ in accordance with Section ~~10.22~~10.21) the Collateral Obligation Files for each Collateral Obligation listed on the Schedule of Collateral Obligations attached to the related Asset Approval Request. In connection with each delivery of a Collateral Obligation File to the Collateral Custodian, the Servicer shall represent and warrant that the Collateral Obligation Files delivered to the Collateral Custodian include all of the documents listed in the related Document Checklist and all of such documents and the information contained in the Schedule of Collateral Obligations are complete in all material respects pursuant to a certification in the form of Exhibit H executed by an Executive Officer of the Servicer.

(b)	From time to time, the Servicer, promptly following receipt, shall forward to the Collateral Custodian (as identified on an accompanying Schedule of Collateral Obligations supplement) additional documents evidencing any assumption, modification, consolidation or extension of a Collateral Obligation, and upon receipt of any such other documents, the Collateral Custodian shall hold such other documents as the Servicer shall deliver in writing from time to time.

(c)	With respect to any documents comprising the Collateral Obligation File that have been delivered or are being delivered to recording offices for recording and have not

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been returned to the Borrower or the Servicer in time to permit their delivery hereunder at the time required, in lieu of delivering such original documents, the Borrower or the Servicer shall indicate such on a Schedule of Collateral Obligations supplement and deliver to the Collateral Custodian a true copy thereof. The Borrower or the Servicer shall deliver such original documents to the Collateral Custodian promptly when they are received.

Section 18.4    Collateral Obligation File Certification. (a) On or prior to each Funding
Date, the Servicer shall provide a Schedule of Collateral Obligations and related Document Checklist dated as of such Funding Date to the Collateral Custodian, the Collateral Agent, each Agent and the Facility Agent (such information contained in the Schedule of Collateral Obligations shall also be delivered in Microsoft Excel format or another format reasonably acceptable to the Collateral Custodian) with respect to the Collateral Obligations to be delivered to the Collateral Agent on such Funding Date.

(b)	In connection with (and as part of) each Monthly Report, with respect to the Collateral Obligation Files delivered at least three (3) Business Days’ prior to the related Reporting Date, the Collateral Custodian shall prepare a report (to be included as a part of each Monthly Report) in respect of each of the Collateral Obligations, to the effect that, as to each Collateral Obligation listed on the Schedule of Collateral Obligations attached to the related Advance Request or Reinvestment Request, based on the Collateral Custodian’s examination of the Collateral Obligation File for each Collateral Obligation and the related Document Checklist, except for variances from the documents identified in the Document Checklist with respect to the related Collateral Obligation Files, (i) all documents required to be delivered in respect of such Collateral Obligations pursuant to the Document Checklist have been delivered and are in the possession of the Collateral Custodian as part of the Collateral Obligation File for such Collateral Obligation (other than those released pursuant to Section 18.5), and (ii) all such documents have been reviewed by the Collateral Custodian and appear on their face to be regular and to relate to such Collateral Obligation. The Collateral Custodian shall also maintain records of the total number of Collateral Obligation Files that do not have the documents provided on the Document Checklist and will include such total in each Monthly Report.

(c)	Notwithstanding any language to the contrary herein, the Collateral
Custodian shall make no representations as to, and shall not be responsible to verify, (i) the validity, legality, ownership, title, perfection, priority, enforceability, due authorization, recordability, sufficiency for any purpose, or genuineness of any of the documents contained in each Collateral Obligation File or (ii) the ~~collectibility~~collectability, insurability, effectiveness or suitability of any such Collateral Obligation.

Section 18.5    Release of Collateral Obligation Files. (a) Upon satisfaction of any of the conditions set forth in Section 12.3, the Servicer will provide an Officer’s Certificate to such effect to the Collateral Custodian (with a copy to the Collateral Agent) and shall request in writing delivery to it of the Collateral Obligation File and a copy thereof shall be sent concurrently by the Servicer to each Agent and the Facility Agent. Upon receipt of such certification and request, unless it receives notice to the contrary from the Facility Agent, any Agent, the Collateral Custodian shall within three days release the related Collateral Obligation

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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

OCSI SENIOR FUNDING LTD., as Borrower

By:	___________________________________
Name:
Title:

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S-1

ANNEX A
OCSI SENIOR FUNDING LTD.,
as Borrower

1301 Avenue of the Americas, 34th Floor New York, New York 10019
Attention: Matt Stewart Telephone: 212-284-7856
Email: mstewart@oaktreecapital.com With a copy to:
333 South Grand Avenue, 28th Floor Los Angeles, California 90071 Attention: Mary Gallegly Telephone: 213-356-3521
Email: mgallegly@oaktreecapital.com

OAKTREE STRATEGIC INCOME CORPORATION,
as Servicer

1301 Avenue of the Americas, 34th Floor New York, New York 10019
Attention: Matt Stewart Telephone: 212-284-7856
Email: mstewart@oaktreecapital.com With a copy to:
333 South Grand Avenue, 28th Floor Los Angeles, California 90071 Attention: Mary Gallegly Telephone: 213-356-3521
Email: mgallegly@oaktreecapital.com

OAKTREE STRATEGIC INCOME CORPORATION,
as Equityholder

1301 Avenue of the Americas, 34th Floor New York, New York 10019
Attention: Matt Stewart Telephone: 212-284-7856
Email: mstewart@oaktreecapital.com With a copy to:

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A-1

Annex B

Lender    Commitment

Deutsche Bank AG, New York Branch    (a) Prior to the Pricing Date, $250,000,000
and (b) on and after the Pricing Date with the consent of the Facility Agent (in its sole discretion), $300,000,000

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B-1